Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.  OMISSIONS ARE DESIGNATED AS [***].

Execution Version

LOAN AGREEMENT

dated as of May 27, 2020

by and among

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,
and

BID ADMINISTRATOR LLC,
as Administrative Agent and Collateral Agent

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TABLE OF CONTENTS

ARTICLE IV CONDITIONS TO LOANS		48

Section 4.01	Conditions Precedent to Closing Date and the Initial Funding Date	48
Section 4.02	Conditions Precedent to Each Funding Date	51

ARTICLE V REPRESENTATIONS AND WARRANTIES			52

Section 5.01	Representations and Warranties		52
	(a)	Organization, Good Standing, Etc.	52
	(b)	Authorization, Etc.	52
	(c)	Governmental Approvals	52
	(d)	Enforceability of Loan Documents	52
	(e)	Capitalization	53
	(f)	Litigation	53
	(g)	Financial Statements	53
	(h)	Compliance with Law, Etc	53
	(i)	ERISA	53
	(j)	Taxes, Etc	54

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(k)	Regulations T, U and X	54
(l)	Nature of Business	54
(m)	Permits, Etc	54
(n)	Properties	54
(o)	Employee and Labor Matters	55
(p)	Environmental Matters	55
(q)	Insurance	55
(r)	Solvency	55
(s)	Material Project Documents; Tax Equity Documents; Permitted Subsidiary Debt Documents	56
(t)	Investment Company Act	56
(u)	Sanctions; Anti-Corruption	56
(v)	[Reserved]	56
(w)	Full Disclosure	56

ARTICLE VI COVENANTS OF THE BORROWER			57

Section 6.01	Affirmative Covenants		57
	(a)	Reporting Requirements	57
	(b)	Compliance with Laws; Payment of Taxes	60
	(c)	Preservation of Existence, Etc	61
	(d)	Keeping of Records and Books of Account	61
	(e)	Maintenance of Properties, Etc	61
	(f)	Maintenance of Insurance	61
	(g)	Obtaining of Permits, Etc	61
	(h)	Fiscal Year	61
	(i)	Cash Distributions	62
	(j)	Sanctions; Anti-Corruption Laws	62
	(k)	Lender Meetings	62
	(l)	Further Assurances	62
	(m)	Use of Proceeds	62
	(n)	Additional Subsidiaries	62
	(o)	Borrower Account	63
	(p)	Financial Statements.	63
	(q)	Liquidated Damages.	63
Section 6.02	Negative Covenants		63
	(a)	Liens, Etc	63
	(b)	Indebtedness	63
	(c)	Fundamental Changes; Dispositions	63
	(d)	Change in Nature of Business	64
	(e)	Loans, Advances, Investments, Etc	64
	(f)	Sale Leaseback Transactions	64
	(g)	Restricted Payments	64
	(h)	Federal Reserve Regulations	64
	(i)	Transactions with Affiliates	64
	(j)	Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries	64

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	(k)	Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc	65
	(l)	Sanctions; Anti-Corruption; Use of Proceeds	66
	(m)	Accounting Principles	66
	(n)	Limitations on Depositary Accounts	66
	(o)	ERISA	66
Section 6.03	Financial Covenant		66
	(a)	Consolidated LTV Ratio	67
	(b)	Equity Cure	67

ARTICLE VII EVENTS OF DEFAULT		67

Section 7.01	Events of Default	67

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SCHEDULES AND EXHIBITS

Annex I	Lenders and Lenders’ Commitments
Annex II	Disqualified Institutions

Schedule 5.01(e)	Capitalization
Schedule 5.01(p)	Environmental Matters
Schedule 5.01(s)	Material Documents
Schedule 6.01(o)	Borrower Account
Schedule 6.02(e)	Permitted Investments
Schedule 6.02(i)	Transactions with Affiliates
Schedule 6.02(j)	Limitations on Dividends and Other Payment Restrictions

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Note
Exhibit D	Form of Quarterly Compliance Certificate
Exhibit E	Form of LTV Compliance Certificate
Exhibit F-1	Form of U.S. Tax Compliance Certificate
Exhibit F-2	Form of U.S. Tax Compliance Certificate
Exhibit F-3	Form of U.S. Tax Compliance Certificate
Exhibit F-4	Form of U.S. Tax Compliance Certificate
Exhibit G-1	Form of Asset and Collections Report
Exhibit G-2	Form of Delinquency Email

v

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LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), is dated as of May 27, 2020, by and among VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC, a Delaware limited liability company (“Borrower”), the lenders from time to time party hereto, BID ADMINISTRATOR LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and BID ADMINISTRATOR LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

WHEREAS, the Borrower has asked the Lenders to extend credit to the Borrower consisting of Loans (as hereinafter defined) (other than Protective Advances) in the aggregate principal amount of up to $300,000,000, and the Lenders are severally, and not jointly, willing to extend such credit to the Borrower on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

Article I

DEFINITIONS; CERTAIN TERMS

Section 1.01Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below:

“Account” means, collectively, (a) any account as defined in the UCC with such additions to such term as may hereafter be made, and (b) any payment intangible as defined in the UCC with such additions to such terms as may hereafter be made, and (c) any other account receivable or other obligation to pay money.  Unless otherwise stated, the term Account, when used herein, shall mean an Account of a Borrower.

“Action” has the meaning specified therefor in Section 9.12.

“Additional Amount” has the meaning specified therefor in Section 2.07(a).

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means possession, directly or indirectly, of the power to direct or cause direction of such Person’s management or policies, whether through the ability to exercise voting power, by contract or otherwise.  Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of the Pledgor or the Borrower.

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“Agent” has the meaning specified therefor in the preamble hereto.

“Aggregate Discounted Solar Asset Balance” means, as of any date of determination, the sum of the Discounted Solar Asset Balance of all Project Subsidiaries as of such date of determination.

“Agreement” has the meaning specified therefor in the preamble hereto.

“Allocated Services Provider Fee” means, for any Project Subsidiary, the costs and expenses of such Project Subsidiary projected in the Financial Model to be payable in respect of property insurance, general and administrative costs and otherwise under the applicable maintenance services agreement and administrative services agreement.

“Applicable Prepayment Premium” means in connection with any prepayment or repayment of the Loans (including as a result of any mandatory prepayments, voluntary prepayments, payments made following acceleration of the Loans or after an Event of Default, and whether made pursuant to any proceeding under any Debtor Relief Law, whether or not a claim for such premiums are allowed in such proceeding but excluding scheduled principal payments made under Section 2.03(a) and repayment at Stated Maturity Date) (a) made on or prior to the first anniversary of the Funding Date for such Loans, an amount, if any, sufficient to achieve a MOIC of [***] to [***] on the principal amount repaid, (b) made after the first anniversary of the Funding Date for such Loans and on or prior to the second anniversary of the Funding Date for such Loans, an amount, if any sufficient to achieve a MOIC of [***] to [***] on the principal amount repaid, (c) made after the second anniversary of the Funding Date and on or prior to the 30-month anniversary of the Funding Date for such Loans, an amount, if any, sufficient to achieve a MOIC of [***] to [***] on the principal amount repaid and (d) made after the 30-month anniversary of the Funding Date for such Loans, an amount, if any, sufficient to achieve a MOIC of [***] to [***] on the principal amount repaid.  For purposes of this definition, the determination of the particular Loans being prepaid or repaid for purposes of the determination of the “Funding Date for such Loans” shall be made on a first borrowed, first repaid basis.  For the avoidance of doubt, the Applicable Prepayment Premium shall not be applicable to repayment of Protective Advances.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent (and the Collateral Agent, if applicable), in accordance with Section 9.07 hereof and substantially in the form of Exhibit A hereto or such other form acceptable to the Administrative Agent.

“Asset Contribution Cure” has the meaning specified therefor in Section 6.03(b).

“Asset Cure Expiration Date” has the meaning specified therefor in Section 6.03(b).

“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, chief commercial officer, treasurer or other financial officer performing similar functions, chief legal officer, president or executive vice president of such Person.

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“Availability Period” means the period from May 29, 2020 until the earlier of (a) the date on which the Commitments are fully drawn and (b) February 23, 2021.

“Available Cash” means, as of any date of determination, cash held by the Borrower in the Borrower Account less any Obligations required to be paid, repaid or prepaid as of such date and any taxes, registration fees, filing fees or other reasonable expenses of the Borrower incurred in the ordinary course of the Permitted Business and due and payable as of such date.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Bona Fide Debt Fund” means any bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business for financial investment purposes; provided, however, to the extent such entity is managed, sponsored or advised by any Person controlling, controlled by or under common control with any competitor as described in clause (a) of the definition of “Disqualified Institution” or any Affiliate of such competitor, no personnel involved with any investment in such Person or the management, control or operation of such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to the Sponsor.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Borrower Account” means the account of the Borrower named “Borrower Account” listed on Schedule 6.01(o), including any sub-accounts thereof, which account shall at all times after the initial Funding Date be subject to a Control Agreement.

“Borrower Collections” means all cash, checks, notes, instruments, and other items of payment (including dividends and distributions from Subsidiaries, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds and other than the proceeds of equity contributions made to the Borrower by the Pledgor).

“Borrower Share of Aggregate Discounted Solar Asset Balance” means, as of any date of determination, an amount equal to the Aggregate Discounted Solar Asset Balance minus the Investor Share of Aggregate Discounted Solar Asset Balance.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

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“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its respective Subsidiaries:

(a)Dollars;

(b)securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government with maturities of twelve (12) months or less from the date of acquisition;

(c)certificates of deposit, time deposits and eurodollar time deposits with maturities of twelve (12) months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $500,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(d)repurchase obligations with a term of not more than sixty (60) days for underlying securities of the types described in clauses (b), (c), (f) and (g) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (c) above;

(e)commercial paper and variable rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and in each case maturing within twelve (12) months after the date of creation thereof;

(f)marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or Standard & Poor’s, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency registered with the Securities & Exchange Commission); and

(g)readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or Standard & Poor’s (or, if at any time neither Moody’s nor Standard & Poor’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency registered with the Securities & Exchange Commission) with maturities of twelve (12) months or less from the date of acquisition.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Cash Sweep Trigger Event” means any Refinancing Cash Sweep Trigger Event or any New System Growth Cash Sweep Trigger Event.

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“Change of Control” means each occurrence of any of the following:

(a)Sponsor or a Qualified Purchaser, directly or indirectly through Pledgor, shall cease to own a majority of the economic interests in, and to have management control of the Borrower; or

(b)the Pledgor shall cease to, directly or indirectly, beneficially and of record, own 100% of the Equity Interests of the Borrower.

“Clarke Change of Control Amendment” means that certain Second Amendment to Credit Agreement and First Amendment to Performance Guaranty and First Amendment to Facility Administration Agreement, dated as of the Closing Date, by and among Vivint Solar, Inc., a Delaware corporation, as performance guarantor, Vivint Solar Financing VI, LLC, a Delaware limited liability company, as borrower, Vivint Solar Provider, LLC, a Delaware limited liability company, as facility administrator, Bank of America, N.A., as administrative agent and as collateral agent and the lenders and the funding agents from time to time party to the Clarke Facility.

“Clarke Facility” means (a) that certain Credit Agreement, dated as of August 6, 2019 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and in compliance with Section 6.02(k)), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the lenders and funding agents from time to time party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of October 28, 2019, by and among Vivint Solar Financing VI, LLC, Bank of America, N.A. and the lenders and the funding agents from time to time party thereto and (b) the Clarke Change of Control Amendment.

“Clarke Side Letter” means that certain Letter Agreement, dated as of May 27, 2020, by and among the Administrative Agent, the Collateral Agent and Bank of America, N.A., as administrative agent under the Clarke Facility.

“Clarke Upsize Amendment” means that certain Third Amendment to Credit Agreement, in substantially the form circulated by Latham & Watkins LLP at 1:41 PM ET on May 27, 2020 (with any changes thereto approved by the Required Lenders in their reasonable discretion), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the lenders and funding agents from time to time party to the Clarke Facility.

“Closing Date” means the date on which all conditions precedent specified in Section 4.01 (other than those conditions with expressly solely relate to the initial Funding Date) are satisfied (or waived in accordance with Section 9.02).

“Closing Date Financial Model” means a financial model agreed to by the Borrower and the Lenders on or prior to the Closing Date demonstrating the Borrower Share of Aggregate Discounted Solar Asset Balance as of the Closing Date.

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“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loans (other than Protective Advances) to the Borrower pursuant to Section 2.01(a), in a principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I under the heading “Commitment”.

“Consolidated LTV Ratio” means, as of any date of determination, the ratio of Total Consolidated Debt as of such date to Borrower Share of Aggregate Discounted Solar Asset Balance; provided, that, solely for purposes of calculating mandatory prepayments, and not for purposes of calculating compliance with the Section 6.03(a), if the Financing Subsidiary LTV Ratio for any Financing Subsidiary is greater than the Sizing LTV Ratio solely as a result of a refinancing or an increase in the principal amount of Permitted Subsidiary Debt, (i) the Indebtedness of such Financing Subsidiary and its Subsidiaries and (ii) Discounted Solar Asset Balance of such Financing Subsidiary shall in each case be disregarded in the calculation of Consolidated LTV Ratio.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of the Borrower, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include (A) any product warranties extended in the ordinary course of business or (B) any contingent, unliquidated indemnification obligation of the Borrower to the extent that such indemnification obligation has not accrued and is not yet due and payable and no claim has been made or is reasonably anticipated to be made with respect thereto.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary

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obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account or any securities account, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Borrower, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Credit Rating” shall mean, with respect to any Person, the rating by a Rating Agency (or any other rating agency agreed to by the Borrower and the Required Lenders) then assigned to such Person’s unsecured, senior long-term debt obligations (not supported by third party credit enhancements) and or if such entity does not have a rating for its senior unsecured long-term debt, then the rating then assigned to such Person as an issuer rating by a Rating Agency or any other rating agency approved with the consent of the Required Lenders.

“Customer” means a Person contractually obligated to make payments to the applicable  Project Subsidiary under a Customer Agreement.

“Customer Agreement” means, with respect to any Project, the power purchase agreement, lease agreement or other offtake agreement for the purchase and sale of energy or lease of a solar energy system relating to such Project signed by a Customer and the Project Subsidiary that owns such Project.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect or

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generally as it relates to other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity.  Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Commitment” means with respect to each Lender, the commitment of such Lender to make Loans on any Funding Date after the initial Funding Date, in a principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I under the heading “Delayed Draw Commitment”.

“Delinquent Project” means in the case of a Project, the related Customer is more than 30 days past due on any portion of a contractual payment due under the related Customer Agreement; provided that such Project shall cease to be a Delinquent Project if the related Customer Agreement has been brought current, the related System has been removed and redeployed and/or the related Customer Agreement has been reassigned (or a replacement Customer Agreement executed) within 330 days after the end of such 30 day period; provided that, for the avoidance of doubt, any past due amounts owed by an original Customer after reassignment to or execution of a replacement Customer Agreement with a new Customer shall not cause the Project to be deemed to be a Delinquent Project.

“Discounted Solar Asset Balance” means, with respect to any Project Subsidiary and as of any date of determination, (a) an amount equal to the present value of the remaining and unpaid stream of Net Scheduled Payments for the Projects owned by such Project Subsidiary, based upon discounting such Net Scheduled Payments to such date at an annual rate equal to six percent (6.00%) per annum and (b) an amount equal to the present value of the remaining and unpaid Scheduled Hedged SREC Payments for such Hedged SREC Assets generated by Projects owned by such Project Subsidiary on or after such date, based upon discounting such Scheduled Hedged

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SREC Payments to such date at an annual rate equal to six percent (6.00%) per annum; provided that the Discounted Solar Asset Balance in respect of any Project Subsidiary that is, or is owned by, a Tax Equity Entity that is not a Project Subsidiary as of the Closing Date shall be equal to $0 unless (A) (i) the Net Scheduled Payments in respect of such Project Subsidiary are eligible to be financed under the Clarke Facility or any Permitted Subsidiary Debt that is substantially similar thereto, or entered into in replacement thereof or (ii) the Tax Equity Documents and Material Project Documents for such Project Subsidiary and Tax Equity Entity (as applicable) are (x) substantially similar in form and substance to Tax Equity Documents and Material Project Document for any Project Subsidiary or Tax Equity Entity (as applicable) that is a Subsidiary of the Borrower as of the Closing Date; provided that such Project Subsidiary or Tax Equity Entity has not been rejected for inclusion under the Clarke Facility or any Permitted Subsidiary Debt that is substantially similar thereto, or entered into in replacement thereof or (y) otherwise in form and substance reasonably satisfactory to the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed) and (B) the Tax Equity Documents for such Tax Equity Entity permit the indirect transfer of the Equity Interests in such Tax Equity Entity owned by the Borrower upon satisfaction of customary conditions; provided, further, that the Discounted Solar Asset Balance in respect of any Pre-PTO Project that, if included in the Aggregate Discounted Solar Asset Balance based on the valuation methodology set forth in clause (a) and (b) above, would cause the Aggregate Discounted Solar Asset Balance attributable to all Pre-PTO Projects to exceed 50% of the total Aggregate Discounted Solar Asset Balance calculated solely in respect of Projects financed under the Clarke Facility or any Permitted Subsidiary Debt that is substantially similar thereto, shall be equal to $0.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.  For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts or (b) the early termination or modification of any contract (other than the termination or modification of Customer Agreements in the ordinary course of business consistent with past practices) resulting in the receipt by the Borrower or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Maturity Date.

“Disqualified Institution” means (a) any competitor of the Sponsor that is not a financial institution and is engaged in the business of owning, managing, operating, maintaining or developing solar photovoltaic systems for use in residential or commercial applications and (b) (i)

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any other Person identified by Borrower (or one of its Affiliates) as a “Disqualified Institution” to Lenders in writing prior to the Closing Date and set forth on Annex II hereto or (ii) subject to the prior written consent of the Lenders, any other Person identified by the Borrower (or one of its Affiliates) as a “Disqualified Institution” to the Lenders from time to time in writing and, in each case, any Affiliate of any such Person solely to the extent such Affiliate has the name of such Person in its legal name (except for an Affiliate of any such Person that is regularly involved in making passive investments in electric generating assets or other energy assets (a “Passive Investor”) so long as such Passive Investor has in place procedures to prevent its Affiliates which are Persons identified as “Disqualified Institution” under this clause (b) from acquiring confidential information relating to such passive investments). Notwithstanding anything herein to the contrary, a Bona Fide Debt Fund shall not be deemed to be a Disqualified Institution.

“Distributable Proceeds” means (i) the proceeds of the Loans (other than Protective Advances), (ii) the Net Cash Proceeds of Permitted Subsidiary Debt (after giving effect to any mandatory prepayment required pursuant to Sections 2.05(c)(iv) or 2.05(c)(viii)) and (iii) the proceeds of capital contributions made by any Tax Equity Investor.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Eligible Assignee” means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having tangible net worth in excess of $100,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has tangible worth in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) having tangible net worth in excess of $100,000,000, (d) a fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (it being understood that such activity does not need to constitute such entity’s primary business) having tangible net worth in excess of $100,000,000, or (e) a Lender, or an Affiliate or Related Fund of a Lender, in each case, so long as such entity has tangible net worth in excess of $100,000,000.

“Employee Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or has contributed or had an obligation to contribute at any time during the preceding five plan years.

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by the Borrower or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received

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Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirements of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by the Borrower or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

“Equity Contribution Cure” has the meaning specified therefor in Section 6.03(b).

“Equity Cure Expiration Date” has the meaning specified therefor in Section 6.03(b).

“Equity Interests” means (a) any shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) any securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to an Employee Plan; (b) withdrawal of Borrower or any ERISA Affiliate from an Employee Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations with respect to Borrower or an ERISA Affiliate

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that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) complete or partial withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent; (d) filing by Borrower or an ERISA Affiliate of a notice of intent to terminate an Employee Plan under Section 4041(c) of ERISA, treatment of an Employee Plan amendment as a termination under Section 4041(c) of ERISA, or institution of proceedings by the PBGC to terminate an Employee Plan; (e) determination that an Employee Plan is in “at-risk” status under Section 430 of the Code or Section 303 of ERISA or that a Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (f) an event or condition that is reasonably expected to constitute grounds under Section 4042 of ERISA for termination of, or appointment of a trustee to administer, any Employee Plan; or (g) failure by Borrower or any ERISA Affiliate to meet the minimum funding standards under Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA in respect of an Employee Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

“Event of Default” has the meaning specified therefor in Section 7.01.

“Event of Loss” means a loss that is deemed to have occurred with respect to a System if such System is damaged or destroyed by fire, theft or other casualty and such System has become inoperable because of such event.

“Excess Cash Flow” means, with respect to any Quarterly Period, all Borrower Collections actually received by the Borrower during such Quarterly Period (other than Distributable Proceeds), net of amounts applied to an optional prepayment of Loans in accordance with Section 2.05(b) during such Quarterly Period, amounts required be applied to a mandatory prepayment of the Loans in accordance with Section 2.05(c) during such Quarterly Period, amounts required to be used to repay the Obligations (including scheduled principal payments and interest on the Loans) during such Quarterly Period and  the amounts required to pay any taxes, registration fees, filing fees or other reasonable expenses of the Borrower incurred in the ordinary course of the Permitted Business during such Quarterly Period.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.07, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.07(d) and (d) any Taxes imposed under FATCA.

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“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Receipts” means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(iii) or (iv) hereof), including (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries (except in connection with a transaction permitted under this Agreement) or (ii) received by the Borrower or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person or in respect of System production guarantees provided to the Borrower or any of their Subsidiaries in the ordinary course of business) and (g) any purchase price adjustment received in connection with any purchase agreement.  For the avoidance of doubt, the term “Extraordinary Receipts” shall not include any preferred distributions or other similar payments to Tax Equity Investors.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FCPA” has the meaning specified therefor in Section 5.01(u).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Fee Letters” means each fee letter, dated as of the Closing Date, between the Borrower and each Lender.

“Financial Model” shall mean the Closing Date Financial Model or Updated Financial Model.

“Financing Subsidiary” means any Subsidiary of the Borrower that is a borrower in respect of Permitted Subsidiary Debt.

“Financing Subsidiary LTV Ratio” means, as of any date with respect to any Financing Subsidiary, the ratio of (i) the aggregate outstanding amount of Indebtedness of such Financing Subsidiary and its Subsidiaries as at such date minus the sum of all restricted cash and Cash Equivalents of such Financing Subsidiary and its Subsidiaries at that date to (ii) Discounted Solar Asset Balance of all Project Subsidiaries owned by such Financing Subsidiary and its Subsidiaries.

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“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries, or of Vivint Solar and its Subsidiaries, as the case may be, ending on December 31 of each year.

“Fitch” shall mean Fitch Ratings, Inc. (or any successor to its ratings business).

“Funding Date” means a date on which Loans (other than Protective Advances) are borrowed; provided that, in no event shall a Funding Date occur later than the end of the Availability Period.

“Funds Flow Memorandum” means the memorandum, in form and substance reasonably satisfactory to the Lenders, describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the initial Funding Date.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; provided that for the purpose of Section 6.03 hereof, and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements (except with respect to accounting changes required by Borrower’s accountants and disclosed to the Agents prior to the Closing Date), provided further that, if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of the covenant contained in Section 6.03(a) hereof, the Collateral Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenant in Section 6.03(a) hereof shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Members” means the Pledgor, the Borrower and each of its Subsidiaries (including the Project Subsidiaries).

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“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedged SREC Assets” means any Qualified Contracted SRECs and Qualified Spot SRECs.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, excluding any forward sale of solar energy credits or solar energy certificates.

“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Holdout Lender” has the meaning specified therefor in Section 9.02(b).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the

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Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Matters” has the meaning specified therefor in Section 9.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 9.15.

“Initial Commitment” means with respect to each Lender, the commitment of such Lender to make a Loan on the initial Funding Date, in a principal amount not to exceed the amount set forth opposite such Lender’s name on Annex I under the heading “Initial Commitment”.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Interest Rate” a rate per annum equal to 8.00%.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit, capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), purchase of Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Investor Share of Aggregate Discounted Solar Asset Balance” means, as of any date of determination, an amount equal to the greater of (i) the present value of the remaining and unpaid stream of Scheduled Investor Distributions on or after such date, based upon discounting such Scheduled Investor Distributions to such date, at an annual rate equal to six percent (6.00%) per annum; and (ii) $0.

“Knowledge” means, with respect to the Borrower, the actual knowledge, after reasonable inquiry, of the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer,

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the Chief Commercial Officer and the Chief Legal Officer of the Borrower, as applicable; provided, however, that for matters relating to a Customer, “Knowledge of the Borrower” shall be limited to the representations and warranties made by such Customer in the Customer Agreement, without the Borrower undertaking further inquiry or due diligence. Any notice delivered to the Borrower by a Lender shall provide the Borrower with Knowledge of the facts included therein.

“Lender” means each Person designated as a Lender on the signature pages hereto or that subsequently becomes a Lender after the Closing Date in accordance with Section 9.07 pursuant to an Assignment and Acceptance.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Limited Step-up Event” means (a) any event set forth in the Governing Documents of a Tax Equity Entity that adjusts the amount or ratio that the related Tax Equity Investor will receive of the distributable cash of such Tax Equity Entity that otherwise would be payable to the related Subsidiary of the Borrower that is a member in such Tax Equity Entity or (b) any event set forth in the Permitted Subsidiary Debt Documents other than those in respect of Permitted Subsidiary Debt set forth in clause (b) or (d) of the definition thereof (other than an event that constitutes a Subsidiary Distribution Block) that adjusts the percentage of excess cash of the related Financing Subsidiary that is required to be swept to prepay the Indebtedness related under such Permitted Subsidiary Debt Documents.

“Loan” means (a) a loan made in respect of a Lender’s Commitment in accordance with Section 2.01(a)(i) and (b) a Protective Advance.

“Loan Agreement” means this Loan Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Loan Document” means this Agreement, any Note, any Fee Letter, the Security Documents and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“LTV Compliance Certificate” has the meaning assigned to such term in Section 6.01(a)(iv).

“LTV Conditions” means that at the relevant date of measurement, the Consolidated LTV Ratio is equal to or less than the Sizing LTV Ratio.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Borrower and its Subsidiaries (taken as a whole), (b) the ability of the Borrower to fully and timely perform any of its payment obligations under the Loan Documents, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Secured Party under any Loan Document, or (e) the

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validity, perfection or priority of a Lien or Liens in favor of the Collateral Agent for the benefit of the Secured Parties on Collateral having a fair market value individually or in the aggregate in excess of $500,000.

“Material Project Documents” means (a) the documents set forth on Schedule 5.01(s) hereto as of the Closing Date under the heading “Material Project Documents” or in the supplement to such Schedule delivered pursuant to Section 6.01(n), and any successor, substitute or replacement documents therefor and (b) any other master engineering, procurement and construction agreement or comparable agreement, maintenance services agreement, administrative services agreement, management agreement, backup servicing agreement addendum or transition management agreement addendum or SREC transfer agreement entered into after the Closing Date that are on terms substantially consistent with the Material Project Document in effect as of the Closing Date or otherwise on terms fair and reasonable to the applicable Subsidiary of the Borrower party thereto (taken as a whole) or (including, in each case, all material amendments, modifications, supplements, waivers and consents with respect thereto).

“Maturity Date” means the earlier of (a) the third anniversary of the Closing Date (or the prior Business Day if such date is not a Business Day) (the “Stated Maturity Date”) and (b) the date all Obligations shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Maximum Consolidated LTV Ratio” means a Consolidated LTV Ratio of 90%; as reduced by 1% for each $50 million of proceeds from Permitted Subsidiary Debt that has been applied to mandatorily prepay the Loans pursuant to Section 2.05(c)(iv), upon the application of such prepayment; provided, that if the Maximum Consolidated LTV Ratio is greater than 88% on the first anniversary of the Closing Date, the Maximum Consolidated LTV Ratio shall be reduced to 88% on such date and if the Maximum Consolidated LTV Ratio is greater than 86% on the second anniversary of the Closing Date, the Maximum Consolidated LTV Ratio shall be reduced to 86% on such date.

“Minor Permitted Subsidiary Debt” means any Permitted Subsidiary Debt in respect of which the Discounted Solar Asset Balance of all Project Subsidiaries owned by the related Financing Subsidiary and its Subsidiaries is equal to less than 15% of the Aggregate Discounted Solar Asset Balance.

“MOIC” means, (a) for any Loans repaid or prepaid (other than scheduled principal payments or repayment at Stated Maturity), a multiple of invested capital based on (i) the sum of all fees, original issue discount, interest (other than default interest), premiums, principal (including scheduled payments and the repayment or prepayment of such on the applicable date of determination) and other payments received in cash by the Lenders in respect such Loans being repaid or prepaid since the Funding Date, excluding (x) any repayment or prepayment of Protective Advances or any interest paid on Protective Advances and (y) any Liquidated Damages (as defined in the Sponsor Side Letter) to the extent payable pursuant to Section 6.01(q)), as the numerator and (ii) the principal amount of such Loans being repaid or prepaid as of such date, as the denominator.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

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“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, with respect to any issuance or incurrence of any Indebtedness, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a)  the amount of any Indebtedness which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable fees and expenses (including any breakage costs) related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid or determined to be payable to any taxing authorities by such Person or such Subsidiary in connection therewith, (d) net income taxes paid or determined to be payable in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), and (e) the amount of any reasonable reserve established in accordance with GAAP against any obligation to make earn-out or other contingent payments (including purchase price adjustments and indemnity obligations), provided that, upon the release of any such reserve, the amount released shall be considered Net Cash Proceeds, in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“Net Scheduled Payments” means for any calendar month with respect to a Project, an amount equal to (a) the Scheduled Customer Payment for such Project (except for a Delinquent Project or Terminated Project, each of which shall have a Scheduled Customer Payment of $0) during such calendar month plus proceeds projected to be received by the Project Subsidiary that owns such Project during such calendar month under the Massachusetts “SMART Program” (or the Connecticut Green Bank’s Residential Solar Investment Program or the successor solar incentive program in New Jersey (so long as the revenues under such programs are eligible to be financed under the Clarke Facility or any Permitted Subsidiary Debt that is substantially similar thereto)) in respect of such Project minus (b) the Allocated Services Provider Fee for such calendar month.  The Net Scheduled Payments are based on Scheduled Customer Payments only and, for the avoidance of doubt, does not include Scheduled Hedge SREC Payments or proceeds from the sale of any other SRECs.

“New System Growth Cash Sweep Trigger Event” means the failure of the Sponsor to cause at least [***] of the Projects (determined on a STC DC nameplate MW basis) that are transferred to tax equity vehicles by Sponsor or any of its Affiliates or Subsidiaries in any Measurement Period to be Borrower Projects (as defined in the Sponsor Side Letter) (after the lapse of the cure period set forth in the Sponsor Side Letter).

“Non-Recourse” means, with respect to any Indebtedness, neither the Borrower nor the Pledgor has any Contingent Obligation or other liability for such Indebtedness and no property of the Borrower or Pledgor is included in the collateral for such Indebtedness.

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“Non-U.S. Lender” has the meaning specified therefor in Section 2.07(d).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“Obligations” means all present and future indebtedness, obligations, and liabilities of the Borrower to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01.  Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Documents” means, with respect to each Project Subsidiary, the Customer Agreements, interconnection agreements and all other material contracts relating to Systems in a Project Subsidiary.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning specified therefor in Section 9.07(i).

“Payment Date” means the last business day of each February, May, August and November; provided, that the first Payment Date shall be August 31, 2020.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Business” means the business as described in Section 5.01(l).

“Permitted Disposition” means:

(a)any involuntary loss, damage or destruction of property;

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(b)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(c)sales, assignments, transfers or dispositions of obsolete, worn-out or replaced property or assets not used or useful in its business;

(d)leases of Systems to Customers in the ordinary course of business;

(e)transfers of Systems to Customers or purchasers of host sites whether pursuant to the terms of the underlying Customer Agreement or in connection with a work-out of a default thereunder in the ordinary course of business;

(f)transfers, assignments or leases of System to any Project Subsidiary;

(g)transfers of purchased assets (including Systems or any component thereof) back to the sellers or originators thereof (or any designee of such seller or originator) pursuant to repurchase or put rights granted to an Subsidiary in the purchase agreement or related transaction documents in the event the purchased assets do not satisfy specified criteria;

(h)sales of SRECs pursuant to a SREC Agreement, the applicable Material Project Documents or otherwise in the ordinary course of business;

(i)sales of property from which 100% of the Net Cash Proceeds are applied to make a prepayment of the Loans (including the Applicable Prepayment Premium) pursuant to Section 2.05(c)(ii);

(j)to the extent constituting a Disposition, any issuance of Equity Interests in any Tax Equity Entity to a Tax Equity Investor or to a Subsidiary of the Borrower in accordance with the Permitted Business and the applicable Tax Equity Documents; and

(k)any transfer, assignment or contribution of the Equity Interests in any Person (including any Tax Equity Entity or Project Subsidiary) that are contributed to the Borrower by the Pledgor after the Closing Date.

“Permitted Indebtedness” means:

(a)any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)the incurrence of Indebtedness by a Financing Subsidiary under Hedging Agreements that is incurred for the bona fide purpose of hedging the interest rate risks associated with such Person’s business and not for speculative purposes;

(c)unsecured trade payables which are not evidenced by a note or are otherwise indebtedness for borrowed money and which arise out of purchases of goods or services in the ordinary course of business; provided, however, such trade payables are payable not later than ninety (90) days after the original invoice date and are not overdue by more than thirty (30) days;

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(d)operating deficit loans and member loans to Subsidiaries made in accordance with the applicable Tax Equity Documents; and

(e)Permitted Subsidiary Debt.

“Permitted Investments” means:

(a)Investments in cash and Cash Equivalents;

(b)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)Investments existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(d)Investments in Subsidiaries comprised of (i) a transfer, assignment or lease of a System to a Project Subsidiary, (ii) cash or other assets (other than Systems) transferred to a Project Subsidiary, solely for the purpose of complying with the obligations of such Project Subsidiary under the Material Project Documents to which it is a party or (iii) other funding to any Subsidiary for the payment of expenses pursuant to a Material Project Document, or Tax Equity Document or otherwise in accordance with the Permitted Business (including member loans from a Subsidiary to a Project Subsidiary);

(e)Investments in Hedging Agreements permitted under Section 6.02(b);

(f)other Investments in Project Subsidiaries and Tax Equity Entities (including Project Subsidiaries or Tax Equity Entities formed or acquired after the Closing Date) in accordance with the Permitted Business and Tax Equity Documents; provided that any obligation of the Borrower or any of its Subsidiaries to make capital contributions to such Project Subsidiary or Tax Equity Entities is unconditionally guaranteed by the Sponsor;

(g)Investments consisting of capital contributions made by the Borrower or any of its Subsidiaries, in each case with amounts that would otherwise qualify to be applied to a Permitted Restricted Payment or the proceeds of capital contributions made to the Borrower, directly or indirectly, by the Sponsor or,  to any of its or their direct Subsidiaries, that are applied to Investments described under the foregoing clause (f);

(h)Investments consisting of ownership of the Equity Interests in Subsidiaries in accordance with the Permitted Business; and

(i)Investments constituting a Permitted Disposition.

“Permitted Liens” means:

(a)Liens securing the Obligations;

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(b)Liens for taxes, assessments and governmental charges (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as (A) the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security and (B) payment thereof is promptly made after resolution of such conflict;

(c)judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 7.01(j);

(d)Liens on any SREC in favor of a counterparty under a SREC Agreement resulting from the nature of the related SREC Agreement as a forward contract;

(e)in the case of the Project Subsidiaries, mechanics’, materialmen’s, repairmen’s and other similar liens arising in the ordinary course of business or incident to the construction, improvement or restoration of a System in respect of obligations (i) that are not yet due or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted (and enforcement of such Lien shall have been stayed) so long as the payment thereof is fully covered by adequate reserves in accordance with GAAP, bonds or other security;

(f)in the case of the Project Subsidiaries, minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and that are not incurred to secure Indebtedness and encumbrances, licenses, restrictions on the use of property or minor imperfections in title that do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the operation and maintenance of a System;

(g)Liens arising as a matter of law;

(h)rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(i)Liens securing Permitted Subsidiary Debt; provided that such Lien does not extend to or encumber property in the definition of Non-Recourse; and

(j)in respect of the Project Subsidiaries, Liens permitted without consent under the terms of the Tax Equity Documents and the applicable Permitted Subsidiary Debt Documents to the extent not included in clauses (a) through (h) of this definition of “Permitted Liens” that (i) have been approved in writing by the Required Lenders or (ii) when taken together, could not reasonably be expected to result in a material adverse effect upon the business, operations, assets or condition (financial or otherwise) of any individual Project Subsidiary.

“Permitted Restricted Payments” means any Restricted Payments made by:

(a)any Project Subsidiary to a Subsidiary other than another Project Subsidiary;

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(b)any Subsidiary to the Borrower;

(c)any Subsidiary to another Subsidiary that directly owns such Subsidiary, or any Tax Equity Investor as required pursuant to the applicable Tax Equity Documents;

(d)Borrower with Distributable Proceeds, so long as no Default or Event of Default shall have occurred and be continuing on the effective date of such Restricted Payment; and

(e)Borrower with Available Cash; provided, that in either case, (i) an Authorized Officer of the Borrower shall deliver to the Lenders, at least three Business Days prior to the payment of such Restricted Payments, an executed certificate (a “Restricted Payment Certificate”) certifying the following (with reasonably detailed calculations consistent with the methodology used in the Financial Model demonstrating compliance with clause (x)): (x) both before and after giving pro forma effect to such Restricted Payment, the LTV Conditions shall be satisfied (calculated as of a date not more than three (3) Business Days prior to the payment of such Restricted Payment), (y) no Default or Event of Default shall have occurred and be continuing and (z) no Subsidiary Distribution Block shall have occurred and be continuing and (ii) prior to the proposed date of the Restricted Payment, the Lenders shall have the ability to dispute the related calculation demonstrating pro forma compliance with the LTV Conditions in writing (it being understood that the parties shall work in good faith to resolve any such dispute and no such Permitted Restricted Payments are permitted during the pendency of such dispute); provided, that, any portion of the proposed Restricted Payment not subject to dispute shall be permitted to be made on the proposed date of the Restricted Payment.

“Permitted Subsidiary Debt” means (a) Indebtedness under the Volta Facility, (b) Indebtedness issued pursuant to that certain Note Purchase Agreement, dated as of June 4, 2018 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and in compliance with Section 6.02(k)), by and among Vivint Solar Financing V, LLC, a Delaware limited liability company, Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. and subject to that certain Indenture, dated as of June 11, 2018 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and in compliance with Section 6.02(k)), by and between Vivint Solar Financing V, LLC and Wells Fargo Bank, National Association, (c) Indebtedness under the Clarke Facility, (d) Indebtedness issued pursuant to that certain Note Purchase Agreement, dated as of June 11, 2018 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and in compliance with Section 6.02(k)), by and between Vivint Solar Financing IV, LLC, a Delaware limited liability company, and GIFS Capital Company, LLC and subject to that certain Indenture, dated as of June 11, 2018 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and in compliance with Section 6.02(k)), by and between Vivint Solar Financing IV, LLC and Wells Fargo Bank, National Association, and (e) any other any Indebtedness of a Subsidiary of the Borrower that satisfies the following criteria: (i) such Indebtedness must have a Weighted Average Life to Maturity and a scheduled maturity date no earlier than the Stated Maturity Date, (ii) after giving pro forma effect to the Indebtedness and any required mandatory prepayment with the proceeds of such Indebtedness required hereunder, the LTV Conditions are satisfied, (iii) at the time of incurrence

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thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (iv) such refinancing shall be Non-Recourse.

“Permitted Subsidiary Debt Documents” means the documents constituting the “Loan Documents,” “Financing Documents,” “Transaction Documents” or analogous term governing Permitted Subsidiary Debt.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, made by the Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Pledgor” means Vivint Solar Financing Holdings 2 Borrower Parent, LLC, a Delaware limited liability company.

“Post-Default Rate” means a rate per annum equal to 10.00%.

“Pre-PTO Project” means a Project with respect to which the related System has been installed in compliance with applicable law in effect at the time of such installation but which System has not yet achieved PTO; provided that no more than 180 days have passed since the installation of such System was completed.

“Pro Rata Share” means, with respect to:

(a)a Lender’s right to receive payments of interest, fees, and principal with respect the Loans, the percentage obtained by dividing (i) such Lender’s unpaid principal amount of the Loans, by (ii) the aggregate unpaid principal amount of all Loans,

(b)a Lender’s obligation to make Loans, the percentage obtained by dividing (i) such Lender’s undrawn Commitment, by (ii) the sum of the aggregate undrawn Commitments, and

(c)all other matters (including the indemnification obligations arising under Section 8.05), the percentage obtained by dividing (i) the sum of such Lender’s undrawn Commitments and the unpaid principal amount of such Lender’s portion of the Loans by (ii) the sum of the undrawn Commitments of all Lenders and the aggregate unpaid principal amount of the Loans.

“Project” means a System installed on a Customer’s property and (a) used or to be used to generate electricity for sale to such Customer or (b) leased to a Customer, in each case under a Customer Agreement, the associated rights under such Customer Agreement, and all other related rights to the extent applicable thereto, including all parts and manufacturer’s warranties and rights to access Customer data, and all permits and real property rights and other rights with respect to such Customers’ real property contained in such Customer Agreement necessary for the operation of the System and the lease of the System to the Customer or sale of electricity pursuant to the

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related Customer Agreement, as applicable, and all rights pursuant to any related Environmental Attributes and Rebates (in each case as defined in the applicable master engineering, procurement and construction agreement pursuant to which the Project was transferred to the Project Subsidiary).

“Project Documents” means, with respect to a Project Subsidiary, the Material Project Documents and Other Documents of such Project Subsidiary.

“Project Subsidiary” means any Subsidiary of the Borrower that directly owns a Project.

“PTO” means, with respect to a System, the receipt of permission to operate from the related local utility in writing or in such other form as is customarily given by the related local utility.

“Purchase Option” means, with respect to the Governing Documents of any Tax Equity Entity, the right of any Subsidiary of the Borrower or its designated Affiliate to purchase the related Tax Equity Investor’s interest such Subsidiary, as applicable.

“Qualified Contracted SREC” means any SREC produced by a Project Subsidiary that is transferred to a SREC Subsidiary and sold by such SREC Subsidiary pursuant to a Qualified SREC Agreement or required to be delivered in connection with a Qualified SREC Agreement.

“Qualified Contracted SREC True-Up Amount” means, upon the occurrence of a SREC Production Event, the positive difference, if any, of (i) the sum of the Discounted Solar Asset Balances of each related Project Subsidiary immediately prior to such SREC Production Event, less (ii) the sum of the Discounted Solar Asset Balances of each related Project Subsidiary immediately after such SREC Production Event.

“Qualified Manager” means a Person that (a) has the Requisite Experience, and (b) either (i) has (A) a Credit Rating of at least two of three of (1) “BBB-” or higher by Standard & Poor’s, (2) “BBB-” or higher by Fitch and (3) “Baa3” or higher by Moody’s or (B) a tangible net worth of at least $300,000,000, or (ii) has a direct or indirect parent with (A) of at least two of three of (1) “BBB-” or higher by Standard & Poor’s, (2) “BBB-” or higher by Fitch and (3) “Baa3” or higher by Moody’s, or (B) a tangible net worth of at least $300,000,000; provided that if such Person (or such parent) is also rated by a third rating agency, it is not rated lower than “BBB-” with a stable outlook in the case of Standard & Poor’s or Fitch, or below “Baa3” with a stable outlook in the case of Moody’s; provided, that (x) such Person can satisfy the Requisite Experience by engaging an Affiliate or third-party service provider who has the Requisite Experience and (y) any Person controlled by a Person that can satisfy the Requisite Experience shall be deemed to satisfy the Requisite Experience.

“Qualified Purchaser” means a Person (other than Sponsor or its Affiliates) that purchases the direct or indirect Equity Interests in Pledgor that is a Qualified Manager and that has certified at the time it acquires such direct or indirect Equity Interests in Pledgor that it intends to hold such interests and not treat them “as available for sale” or equivalent for accounting purposes.

“Qualified Spot SREC” means SRECs that qualify for the Massachusetts SREC I program or the Massachusetts SREC II program.

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“Qualified SREC Agreement” means any SREC Agreement between a SREC Subsidiary and a Qualified SREC Counterparty, including any parent guaranties provided by a Qualified SREC Counterparty or its affiliates associated with such SREC Agreement.

“Qualified SREC Counterparty” means a Person (i) that has a Credit Rating of at least “BBB-” or higher by Standard & Poor’s or Fitch or “Baa3” or higher by Moody’s or (ii) whose obligations under a SREC Agreement are guaranteed by a Person that has Credit Rating of at least “BBB-” or higher by Standard & Poor’s or Fitch or “Baa3” or higher by Moody’s; provided that if such Person (or such guarantor) is also rated by another ratings agency, it is not rated lower than BBB- with a stable outlook in the case of Standard & Poor’s or Fitch, or below Baa3 with a stable outlook in the case of Moody’s; provided, further, that if such Person is the defaulting party with respect to an “Event of Default” (or any equivalent event, however defined) under the related Qualified SREC Agreement that is not subject to good faith dispute between the applicable SREC Subsidiary and such Person, such Person shall not be considered a “Qualified SREC Counterparty”.

“Quarterly Compliance Certificate” has the meaning assigned to such term in Section 6.01(a)(iii).

“Quarterly Period” means the three-month period ending on the last day of each February, May, August and November.

“Rating Agency” shall mean Standard & Poor’s, Moody’s or Fitch.

“Recipient” means any Agent or any Lender, as applicable.

“Refinancing Cash Sweep Trigger Event” has the meaning specified therefor in Section 2.05(c)(viii).

“Register” has the meaning specified therefor in Section 9.07(f).

“Registered Loans” has the meaning specified therefor in Section 9.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Federal Reserve Board or any successor, as the same may be amended or supplemented from time to time.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

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“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Replacement Lender” has the meaning specified therefor in Section 3.04(c).

“Reportable Event” means an event described in Section 4043(c) of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Experience” shall mean a person that has, for a period of at least three (3) consecutive years within the five (5) years immediately prior to the date of determination, operated at least (a) 500 megawatts of energy generation facilities (of which at least 75 megawatts are residential or commercial solar distributed generation capacity) or (b) 150 megawatts of total aggregate solar distributed generation capacity (of which at least 50 megawatts are residential or commercial solar distributed generation capacity).

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Federal Reserve Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Person or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Person or any direct or indirect parent of any Person, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Person, now or hereafter outstanding, (d) the return

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of any Equity Interests to any shareholders or other equity holders of any Person or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Person or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Person or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Person.

“Restricted Payment Certificate” has the meaning specified therefor in the definition of “Permitted Restricted Payments”.

“Sale Leaseback” means any arrangement, directly or indirectly, with any Person whereby it shall dispose of any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” has the meaning specified therefor in Section 5.01(u).

“Scheduled Customer Payments” means for each Project, the payments scheduled to be paid by a Customer during each calendar month in respect of the initial term of the related Customer Agreement as set forth in the Financial Model (as the same may be adjusted by the Borrower to account for any prepayment made under the applicable Customer Agreement or any Project becoming a Delinquent Project or a Terminated Project).  The Scheduled Customer Payments exclude any amounts attributable to sales, use or property taxes to be collected from Customers.

“Scheduled Hedged SREC Payments” means (i) for each applicable Qualified SREC Agreement, the payments scheduled to be paid by the related Qualified SREC Counterparty (either from such Qualified SREC Counterparty directly or, upon receipt thereof, from a SREC Subsidiary) during each calendar month pursuant to a Qualified SREC Agreement taking into account the overall energy production for the related state and the minimum production levels for such state necessary to deliver the minimum amount of SRECs set forth in the related Qualified SREC Agreement as set forth in the Financial Model (as the same may be adjusted to account for any Qualified Contracted SREC True-Up Amount or such Hedged SREC Asset being related to a Delinquent Project (solely to the extent such Delinquent Project is no longer producing energy) or a Terminated Project) and (ii) for each Qualified Spot SREC projected to be sold in the Solar Credit Clearinghouse Auction for such Qualified Spot SREC, the auction sale price of such Qualified Spot SREC set forth in the Solar Carve-Out and Solar Carve-Out II Auction Price Schedule as outlined by the Massachusetts Department of Energy Resources (DOER), after deducting any auction fee (provided that no Qualified Spot SRECs shall be projected to be generated by any Delinquent Project (solely to the extent such Delinquent Project is no longer producing energy) or a Terminated Project).  For the avoidance of doubt, Scheduled Hedged SREC Payments do not include any Net Scheduled Payments.

“Scheduled Investor Distributions” means for any calendar month, the amounts required to be distributed to the Tax Equity Investors based on Scheduled Customer Payments and

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Scheduled Hedged SREC Payments, assuming no Purchase Options or Withdrawal Options are exercised (unless adequate amounts are reserved for the payment of such Purchase Options or Withdrawal Options at the applicable Tax Equity Entity) and no Limited Step-up Events of the type set forth in clause (a) of the definition thereof occur other than any such Limited Step-up Events in effect at the time of calculation.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Party” means any Agent and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 9.07(l).

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, made by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Security Documents” means the Security Agreement, the Pledge Agreement, the SREC Pledge Agreement, any Control Agreement (from and after the execution thereof), all Uniform Commercial Code financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.

“Sizing LTV Ratio” means [***]; as reduced by [***], upon the application of such prepayment; provided, that if the Sizing LTV Ratio is greater than [***], the Sizing LTV Ratio shall be reduced to [***] and if the Sizing LTV Ratio is greater than [***] on the [***], the Sizing LTV Ratio shall be reduced to [***].

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Sponsor” means Vivint Solar, Inc., a Delaware corporation.

“Sponsor Side Letter” means that certain Letter Agreement, dated as of the Closing Date, delivered by the Sponsor to the Administrative Agent and acknowledged and agreed by the Administrative Agent.

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“SREC” means a renewable energy certificate representing any and all environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a System’s generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a state’s renewable portfolio standard and in each case resulting from the avoidance of the emission of any gas, chemical, or other substance attributable to the generation of solar energy by a System.  For the avoidance of doubt, SRECs do not include any renewable energy certificates or payments under a performance based incentive program.

“SREC Agreement” means any agreement pursuant to which any Person is required to make payments to or for the benefit of a SREC Subsidiary, the Borrower or a Subsidiary of the Borrower, in respect of SRECs generated by Projects owned directly by a Project Subsidiary or indirectly by the Borrower, in the state subject to such SREC Agreement.

“SREC Production Event” means, in respect of any Hedged SREC Asset, any modification, waiver or amendment of the associated Qualified SREC Agreement has been made that changes the amounts due or the timing of payments required to be made under such Qualified SREC Agreement or the occurrence of any other event or circumstance that would permit any set-off or deduction against, or the refusal to make, any payment thereunder.

“SREC Subsidiary” means each of Vivint Solar SREC Financing, LLC and Vivint Solar SREC Aggregator, LLC.

“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Subsidiary” means, with respect to any Person (the “Parent”) at any date, any other Person the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person (a) of which Equity Interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned, controlled or held, or (b) the management decisions of which, as of such date, are otherwise controlled, in each case, directly, indirectly through one or more intermediaries, or both, by the Parent.  Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Borrower.  The Subsidiaries of the Borrower shall include all Persons identified as such on Schedule 5.01(e).

“Subsidiary Distribution Block” means any event that prohibits a Financing Subsidiary from paying dividends or making any other distribution on any shares of Equity Interests of such Financing Subsidiary under the terms of the applicable Permitted Subsidiary Debt Documents.

“System” means an electric generating photovoltaic system including photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, remote monitoring system, communication system, connectors, meters, disconnects, and

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optionally, battery storage equipment and energy management equipment, but excluding the Customer’s electrical distribution equipment.

“Tax Equity Documents” means the collective reference to the operating agreements, master leases, subleases, lease supplements, pass-through agreements, capital contribution agreement and guaranties (a) set forth on Schedule 5.1(s) under the heading “Tax Equity Documents” or (b) which, after the Closing Date, are on terms fair and reasonable to the applicable Subsidiary of the Borrower party thereto (taken as a whole) and reflective of then-current market conditions (including, in each case, all material amendments, modifications, supplements, waivers and consents with respect thereto).

“Tax Equity Investor” means any counterparty (other than a Group Member or the Sponsor) to the Tax Equity Documents.

“Tax Equity Entity” means any entity directly jointly owned by a Tax Equity Investor and a Subsidiary of the Borrower pursuant to Tax Equity Documents.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminated Project” means a Project for which the related System has experienced an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within 180 days of such Event of Loss.

“Total Consolidated Debt” means, as of any date of determination, the aggregate outstanding amount of Indebtedness of Borrower and its Subsidiaries at that date (other than Indebtedness described under clause (d) of the definition of “Permitted Indebtedness”).

“Transferee” has the meaning specified therefor in Section 2.07(a).

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04(b).

“Updated Financial Model” means a financial model in respect of the Borrower and its Subsidiaries setting forth the Borrower Share of Aggregate Discounted Solar Asset Balance and the Total Consolidated Debt and calculated in a manner consistent with and based on assumptions consistent with the Closing Date Financial Model.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub.  L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub.  L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

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“Volta Consent” means that certain Limited Consent and Agreement, dated as of May 27, 2020, by and among Vivint Solar Financing III, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and each of the lenders party to that certain Fixed Rate Loan Agreement, dated as of January 5, 2017, by and among Vivint Solar Financing III, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto.

“Volta Facility” means that certain Fixed Rate Loan Agreement, dated as of January 3, 2017 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and in compliance with Section 6.02(k)), by and among Vivint Solar Financing III, LLC, a Delaware limited liability company, Wells Fargo, National Association, as Administrative Agent and the lenders party thereto from time to time and any guaranties of such indebtedness provided by subsidiaries of Vivint Solar Financing III, LLC.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended, the effects of any amortization or prepayments made on the applicable Indebtedness prior to the date of the applicable modification, refinancing, refunding, renewal, replacement or extension shall be disregarded.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are directly or indirectly owned by the Borrower.

“Withdrawal Option” means (a) (i) with respect to Vivint Solar Margaux Master Tenant, LLC, the right of withdrawal set forth in Article 9.06(a) of the Operating Agreement of Vivint Solar Margaux Master Tenant, LLC, dated as of October 3, 2012; (ii) with respect to Vivint Solar Fund III Master Tenant, LLC, the right of withdrawal set forth in Article 9.06(a) of the Operating Agreement of Vivint Solar Fund III Master Tenant, LLC, as amended by the First Amendment, dated as of October 2, 2013; (iii) with respect to Vivint Solar Nicole Master Tenant, LLC, the right of withdrawal set forth in Article 9.06(a) of the Operating Agreement of Vivint Solar Nicole Master Tenant, LLC, dated as of April 29, 2014; (iv) with respect to Vivint Solar Fund XI Project Company, LLC, the right of withdrawal set forth in Article 9.8 of the Limited Liability Company Agreement of Vivint Solar Fund XI Project Company, LLC, as amended by the First Amendment, dated as of May 7, 2015, as further amended by the Second Amendment, dated as of April 8, 2016, as further amended by the Third Amendment, dated as of May 13, 2016, as further amended by the Fourth Amendment, dated as of October 26, 2016 and as further amended by the Fifth Amendment, dated as of March 14, 2017 and effective as of December 31, 2016; (v)  with respect to Vivint Solar Fund XIII Project Company, LLC, the right of withdrawal set forth in Article 9.8 of the Limited Liability Company Agreement of Vivint Solar Fund XIII Project Company, LLC, as amended by the First Amendment, dated as of March 31, 2015, as further amended by the

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Second Amendment, dated as of June 24, 2015, as further amended by the Third Amendment, dated as of July 25, 2016 and as further amended by the Fourth Amendment, dated as of April 17, 2017; (vi) with respect to Vivint Solar Fund 22 Project Company, LLC, the right of withdrawal set forth in Article 9.8 of the Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 22 Project Company, LLC, as amended by the First Amendment, dated as of August 3, 2017 and as further amended by the Second Amendment, dated as of December 21, 2017; (vii) with respect to Vivint Solar Fund 23 Project Company, LLC, the right of withdrawal set forth in Article 9.7 of the Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 23 Project, LLC, as amended by the First Amendment, dated as of May 28, 2019; and (viii) with respect to Vivint Solar Fund 27 Project Company, LLC, the right of withdrawal set forth in Article 9.7 of the Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 27 Project Company, LLC, dated as of February 7, 2020 or (b) any similar right of a Tax Equity Investor to elect to withdraw from any Tax Equity Entity and cause the repurchase of its interests therein based on a pre-determined pricing methodology.

“Withholding Agent” means the Borrower and the Administrative Agent.

Section 1.02Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03Certain Matters of Construction.  References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing in accordance with this Agreement.  Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any

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other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04Accounting and Other Terms.

(a)Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.  For purposes of determining compliance with the LTV Conditions and any incurrence or expenditure tests set forth in Section 6.01, Section 6.02 and Section 6.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b)All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight savings time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or

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interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Section 1.06Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Article II

THE LOANS

Section 2.01Commitments.

(a)Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i)Each Lender severally agrees to make Loans (other than Protective Advances which are governed by Section 2.02(d) below) to the Borrower on the Closing Date in a principal amount equal to such Lender’s Initial Commitment; and

(ii)Each Lender severally agrees to make its Pro Rata Share of each Loan (other than Protective Advances which are governed by Section 2.02(d) below) to the Borrower in an amount requested by the Borrower at any time during the Availability Period up to an aggregate principal amount not to exceed such Lender’s Delayed Draw Commitment.

(b)Notwithstanding the foregoing:

(i)any principal amount of the Loans which is repaid or prepaid may not be reborrowed; and

(ii)the aggregate principal amount of the Loans (other than Protective Advances which shall be subject to the limitation set forth in the first proviso of Section 2.02(d) below) shall not exceed the total Commitment.

Section 2.02Making the Loans. (a) The Borrower shall deliver to the Administrative Agent a Notice of Borrowing in substantially the form of Exhibit B hereto (a “Notice of Borrowing”), (i) at least three Business Days prior to the initial Funding Date, with respect to the Loans to be borrowed on the initial Funding Date, (ii) not later than 1:00 PM (New York City time) four Business Days prior to the proposed date for borrowing Loans on any Funding Date

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after the initial Funding Date.  The Administrative Agent shall promptly notify each Lender of such Notice of Borrowing, including the requested date of the proposed Funding Date and the amount thereof to be made by such Lender.  Notwithstanding the above, there shall occur no more than one Funding Date in any 90-day period after the initial Funding Date and there shall occur no more than three Funding Dates in the aggregate after the initial Funding Date.

(b)Each Loan (other than Protective Advances) shall be made in a minimum amount of $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof; provided, that the final borrowing of Loans (other than Protective Advances) may be in an amount up to the then-remaining Delayed Draw Commitment.

(c)Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Initial Commitment or Delayed Draw Commitment, as applicable, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

(d)The Lenders are authorized by the Borrower, from time to time in their sole discretion (but shall have absolutely no obligation), to make Loans to the Borrower which the Lenders, in their sole discretion, deem necessary or desirable to cure any failure by a Financing Subsidiary to make a payment of scheduled principal or interest when due and payable under the applicable Permitted Subsidiary Debt Documents (any of such Loans are herein referred to as “Protective Advances”), which Protective Advances shall be made by transferring the proceeds of such Protective Advances directly to the Persons entitled to the payment thereof under the terms of the applicable Permitted Subsidiary Debt Documents (or the applicable agent under the Permitted Subsidiary Debt Documents on behalf of such Persons) on behalf of the applicable Financing Subsidiary; provided further that in no event shall Protective Advances exceed $30,000,000 in the aggregate at any time outstanding; provided further that if the Borrower notifies the Lenders on the day of such failure to pay such debt service(s) of its intent to cure, or cause to cure, such failure to pay debt service(s) and provides evidence reasonably satisfactory to the Lenders that the Borrower has sufficient funds to make such cure, the Borrower shall have the right to make such cure payment before the Lenders make any such Protective Advances in respect thereof; provided further that Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  For the avoidance of doubt, each Lender shall be offered its Pro Rata Share of any Protective Advance, but each Lender may separately decide, in its sole discretion, whether it will participate in (and fund) such Protective Advance or decline such participation.

Section 2.03Repayment of Loans; Evidence of Debt.  (a) The Borrower agrees to repay to the Administrative Agent for the ratable account of the Lenders on each Payment Date, beginning with the Payment Date occurring on August 31, 2020, an aggregate amount equal to 0.25% of the aggregate principal amount of the Loans held by such Lender.  The remaining outstanding principal of all Loans shall be due and payable on the Maturity Date; provided, for the avoidance of doubt,

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that repayment of the Loans on the Stated Maturity Date shall not be subject to Applicable Prepayment Premium.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(e)Any Lender may request that Loans made by it (or assigned to it pursuant to Section 9.07) be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note (a “Note”) substantially in the form of Exhibit C hereto payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in an amount equal to such Lender’s Loans.

Section 2.04Interest.

(a)Loans.  Other than Protective Advances, the Loans shall bear interest at a rate per annum equal to the Interest Rate.  Protective Advances shall be interest at a rate per annum equal to [***]%.

(b)Default Interest.  To the extent permitted by law and notwithstanding anything to the contrary in this Section 2.04, upon the occurrence and during the continuance of an Event of Default, at the election of the Collateral Agent (acting at the direction of the Required Lenders), the principal of, and all accrued and unpaid interest on, all Loans (other than Protective Advances), fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c)Interest Payment.  Interest on the Loans shall be payable quarterly, in arrears, on each Payment Date, commencing with the Payment Date occurring on August 31, 2020.  Interest at the Post-Default Rate shall be payable on demand.

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(d)General.  All interest and fees shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05Reduction of Commitment; Prepayment of Loans.

(a)Reduction of Commitments.

(i)At the close of business, New York City time, on the initial Funding Date, all undrawn Initial Commitments shall automatically, irrevocably and without notice be reduced to zero.

(ii)At the close of business, New York City time, on the last day of the Availability Period, all undrawn Delayed Draw Commitments shall automatically, irrevocably and without notice be reduced to zero.

(b)Optional Prepayment.   Subject to Section 2.05(e), the Borrower may, at any time and from time to time, upon at least four Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Loans, in whole or in part.  Each prepayment made pursuant to this Section 2.05(b) shall be in a minimum amount of at least $1,000,000, or any integral multiple of $500,000 in excess thereof.  Each notice of optional prepayment shall specify (i) the Loans to be prepaid by the Borrower, (ii) the date proposed for such prepayment, (iii) the aggregate principal amount to be prepaid on such date, (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid as if the date of such notice were the date of the optional prepayment due in connection with such optional prepayment, and setting forth the details of such computation and (v) a certification of the Borrower as to the Applicable Prepayment Premium due in connection with such prepayment and setting forth a reasonable computation thereof.

(c)Mandatory Prepayment.

(i)Within three Business Days of each Payment Date, the Borrower shall prepay the Loans in accordance with Section 2.05(d) and Section 2.05(e) in amount equal to 25% of Excess Cash Flow (or, from and after the Cash Sweep Trigger Event, 100% of Excess Cash Flow) for the Quarterly Period ended on such Payment Date.

(ii)Upon any Disposition (other than Permitted Dispositions) by the Borrower or its Subsidiaries, the Borrower shall prepay the Loans in accordance with Section 2.05(d) and Section  2.05(e) in an amount equal to 100% of the Net Cash Proceeds received by the Borrower in connection with such Disposition within three Business Days of receipt thereof.

(iii)Upon the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received by the Borrower in connection therewith in accordance with Section 2.05(d) and Section 2.05(e).

(iv)Upon the incurrence by the Borrower or any of its Subsidiaries of any Permitted Subsidiary Debt that causes the Consolidated LTV Ratio, calculated on a

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pro forma basis after giving effect to the incurrence of such Permitted Subsidiary Debt (and applicable exclusion of such Permitted Subsidiary Debt in accordance with the proviso in the definition of “Consolidated LTV Ratio”) and any transactions occurring on the date of incurrence thereof, to exceed the Sizing LTV Ratio, the Borrower shall immediately prepay the Loans in the amount necessary to cause the Consolidated LTV Ratio to equal the Sizing LTV Ratio, in accordance with Section 2.05(d) and Section 2.05(e).

(v)Upon the receipt by the Borrower or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the Loans in an amount equal to 100% of the Net Cash Proceeds in respect thereof received by the Borrower in accordance with Section 2.05(d) and Section 2.05(e) within three Business Days of receipt thereof.

(vi)The Borrower shall prepay the entire outstanding principal balance of the Loans in accordance with Section 2.05(d) and Section 2.05(e) immediately upon the occurrence of any Change of Control.

(vii)Within three Business Days of each Payment Date, the Borrower shall prepay the Loans in accordance with Section 2.05(d) and Section 2.05(e) in amount equal to 100% of amounts that have been held on deposit in the Borrower Account for four consecutive Payment Dates solely as a result of the failure of the Borrower to satisfy the conditions set forth in clause (e) of the definition of “Permitted Restricted Payment” during each of the most recently elapsed four Quarterly Periods.

(viii)Upon the incurrence of any Permitted Subsidiary Debt the proceeds of which are used to refinance the Permitted Subsidiary Debt described in clauses (a) or (b) of the definition thereof, if the outstanding principal amount of the Loans on such date is less than $[***], or after giving pro forma effect to the application of any mandatory prepayment required pursuant to Section 2.05(c)(iv)  the outstanding principal amount of the Loans on such date would be less than $[***] (such event, the “Refinancing Cash Sweep Trigger Event”), Section 2.05(c)(iv) shall not be applicable to the Net Cash Proceeds of such Permitted Subsidiary Debt, and 100% of the Net Cash Proceeds from such Permitted Subsidiary Debt shall be applied to prepay the Loans in accordance with Section 2.05(d) and Section 2.05(e).

(ix)The Borrower shall give written notice to the Administrative Agent not less than one (1) Business Day prior to any prepayment pursuant to this Section 2.05(c).

(d)Application of Payments.  Each prepayment pursuant to subsection (b) or subsection (c) above shall be applied on a pro rata basis to the Loans of all Lenders and, with respect to the Loans of any Lender, on a pro rata basis across remaining installments of such Loans and, in each such case, first to prepay all Protective Advances and then to prepay all other Loans.  Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected (acting at the direction of the Required Lenders), to apply payments in respect of any Obligations in accordance with Section 3.03(b), prepayments required under Sections 2.05(b) and (c) shall be applied in the manner set forth in Section 3.03(b).

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(e)Interest and Applicable Prepayment Premium.  Any prepayment made pursuant to this Section 2.05 or as a result of an acceleration shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, and (ii) the Applicable Prepayment Premium payable in connection with such prepayment of the Loans (other than Protective Advances). In connection with any mandatory prepayment, the amount of the Loans prepaid shall be calculated so that the total principal amount of Loans prepaid, the accrued but unpaid interest on such Loans and any Applicable Prepayment Premium applicable to such prepayment of Loans shall be equal to the amount required to be prepaid.

Section 2.06Fees. The Borrower agrees to pay each Lender upfront and other fees in such amounts and at such times as are specified in the Fee Letter.

Section 2.07Taxes.

(a)Any and all payments by or on account of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law.  If the Borrower shall be required to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Secured Party, (i) the applicable Withholding Agent shall make such deductions or withholdings and (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions and withholdings (including deductions or withholdings applicable to additions sums payable under this Section 2.07) such Secured Party receives the amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.  The Borrower shall deliver to each Secured Party a certified copy of any receipts in respect of any Taxes paid by the Borrower to any Governmental Authority pursuant to this Section 2.07 (or other evidence reasonably satisfactory to such Secured Party) as soon as practicable after payment of such Taxes.

(c)Without duplication of any amounts paid or payable pursuant to Section 2.07(a) or (b), the Borrower shall indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.07) paid by such Person, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority.  Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes. Notwithstanding the foregoing, Borrower shall not be required to indemnify a Secured Party pursuant to this Section 2.07(c) for any Taxes or related liabilities incurred by such Secured Party to the extent that such Secured Party fails to make a written claim for indemnification within 180 days after the earlier of (x) the date on which such Secured Party has paid such Taxes or related liabilities to the applicable taxing authority and (y) the date on which such Secured Party has received a written demand from the applicable taxing authority for such Taxes or related liabilities.

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(d)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (d)(ii)(A), (d)(ii)(B) and (d)(ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)each Lender that is not a U.S. Person (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the

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Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled Non-U.S. corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W‑8BEN-E; or

(4)to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)Any Lender claiming any indemnity payment or payment of Additional Amounts payable pursuant to this Section 2.07 shall, at the request of the Borrower, use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if, in the judgment of such Lender, such a change would avoid the need for or reduce the amount of any such indemnity payment or Additional Amounts that may thereafter accrue, would not require such Lender to disclose any information such Lender deems confidential and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(f)If any Secured Party determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes with respect to which the Borrower has made an indemnity payment or paid Additional Amounts pursuant to this Section 2.07, it shall within 30 days from the date of such receipt pay over such refund to the Borrower, net of all out‑of‑pocket expenses of such Secured Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such Secured Party, shall repay to such Secured Party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Secured Party be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Secured Party in a less favorable net after-Tax position than the Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)The obligations of the Borrower under this Section 2.07 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Article III

Place and manner of payment; DEFAULTING LENDERS

Section 3.01Payments; Computations and Statements. The Borrower will make each payment that it owes to the Lenders under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent for the account of each Lender owed such payment.  All payments made after 12:00 noon (New York City time) on any Business Day will be deemed received by the Administrative Agent on the next succeeding Business Day.  All

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payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders.  Except as provided in Section 2.02, within one (1) Business Day after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.  Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days elapsed.  Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

Section 3.02Sharing of Payments.  Except as provided in Section 2.02 hereof and in all cases subject to compliance with applicable laws, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 3.03Apportionment of Payments.  Subject to Section 2.02 hereof:

(a)All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

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(b)After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall apply all payments in respect of any Obligations, including all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees (other than any Applicable Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (iii) third, ratably to pay, first, interest payable at the Interest Rate then due and payable in respect of the Loans (other than the Protective Advances) until paid in full, then second, to pay interest on Protective Advances at the Interest Rate and then, third, to pay any applicable excess interest payable at the Post-Default Rate then due and payable in respect of the Loans until paid in full; (iv) fourth, ratably to pay principal of all Protective Advances, then to pay principal of all other Loans and any Applicable Prepayment Premium then due and payable to the Lenders until paid in full; and (v) fifth, ratably to pay all other Obligations then due and payable until paid in full.

(c)For purposes of Section 3.03(b) (other than clause (vi) thereof), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, the Applicable Prepayment Premium and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (vi), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, the Applicable Prepayment Premium, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d)In the event of a direct conflict between the priority provisions of this Section 3.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.03 shall control and govern.

Section 3.04Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)Such Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent with respect to this Agreement, except to the extent such amendment, waiver or consent requires the approval of all Lenders or all affected Lenders under the applicable provisions of the Agreement.

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(b)Any payment of principal, interest, fees or other amounts required to be paid by the Borrower to the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Borrower as follows: (i) first, to the extent that such Defaulting Lender’s Loans were funded by the other Lenders, to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Share of such Defaulting Lender), (ii) second, at the election of the Borrower, and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retained by the Borrower and deemed re-advanced to the Borrower as if such Defaulting Lender had made such Loans to the Borrower, (iii) third, if so determined by the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, (iv) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (v) fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(c)Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall, subject to compliance with applicable laws, entitle the Borrower to replace the Defaulting Lender with one or more substitute Lenders (each a “Replacement Lender”), and the Defaulting Lender shall otherwise have no right to refuse to be replaced hereunder.  Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.  Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever.  If the Defaulting Lender shall fail to execute and deliver any such Assignment and Acceptance within one Business Day after having received request therefor, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 9.07 (including, for the avoidance of doubt, Section 9.07(b)).

(d)The operation of this Section 3.04 shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than the Defaulting Lender.

(e)This Section 3.04 shall remain effective with respect to a Defaulting Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents and the Borrower shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively

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with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Article IV

CONDITIONS TO LOANS

Section 4.01Conditions Precedent to Closing Date and the Initial Funding Date.  (A) The occurrence of the Closing Date, the effectiveness of this Agreement, and the obligations of each Agent and each Lender hereunder are subject to the satisfaction of the conditions precedent set forth below (other than, with respect to the proviso in clause (d) set forth below and clauses (a), (g)(i), (g)(ii), (h), (i), (l)(ii) and (r) set forth below), and (B) the occurrence of the initial Funding Date is subject to the satisfaction of the proviso in clause (d) and clauses (a), (b), (c), (g)(i), (g)(ii), (h), (i), (k), (l)(ii) and (r) set forth below (in each case, unless waived in accordance with Section 9.02):

(a)Payment of Fees, Etc.  The Borrower shall have paid on or before the Closing Date all fees, costs, expenses of the Lenders to the extent invoiced as least one (1) Business Day prior to the Closing Date.

(b)Representations and Warranties.  Each of the representations and warranties of the Pledgor and the Borrower contained in each Loan Document shall be true and on and as of the Closing Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).

(c)No Event of Default.  No Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from the transactions contemplated to occur on the Closing Date.

(d)Loan Documents.  Each Loan Document required to be in effect as of the Closing Date shall have been duly executed and delivered by each party thereto; provided that the each of the Notes and the Control Agreement shall only be required to have been duly executed and delivered by each party thereto prior to the initial Funding Date.

(e)Clarke Change of Control Amendment and Clarke Side Letter.  The Clarke Change of Control Amendment and the Clarke Side Letter shall have been duly executed and delivered by each party thereto.

(f)Volta Consent.  The Volta Consent shall have been duly executed and delivered by each party thereto.

(g)Collateral Perfection Matters. The Lenders shall have received:

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(i)a duly executed Control Agreement with respect to the Borrower Account;

(ii)appropriately completed UCC financing statements (Form UCC‑l), which have been duly authorized for filing by the appropriate Person, naming the Pledgor and the Borrower as debtors and the Collateral Agent as secured party, in form appropriate for filing under each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents, covering the applicable Collateral;

(iii)copies of UCC, judgment lien, tax lien and litigation lien search reports, which reports will be for the period between the Closing Date and a recent date reasonably acceptable to the Lenders, listing all effective financing statements that name the Pledgor or the Borrower as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements will be filed in respect of the Collateral, none of which shall cover the Collateral except to the extent evidencing Permitted Liens;

(iv)appropriately completed copies of all other recordings and filings of, or with respect to, the Security Documents as may be reasonably requested by the Collateral Agent and necessary to perfect the security interests purported to be created by the Security Documents;

(v)evidence that the Collateral Agent shall have received the certificates representing the Equity Interests that are pledged pursuant to the Security Documents, together with an undated transfer power for each such certificate executed in blank by a duly Authorized Officer of each pledgor thereof;

(vi)evidence that the Collateral Agent shall have received all Collateral in which perfection by possession is required under the UCC; and

(vii)evidence that all other actions reasonably requested by the Collateral Agent and necessary to perfect and protect the security interests purported to be created by the Security Documents entered into on or prior to the Closing Date have been taken immediately prior to the Closing Date.

(h)Notice of Borrowing.  The Lenders shall have received a Notice of Borrowing with respect to the initial drawing of the Loans in accordance with Section 2.02 hereof.

(i)Funds Flow Memorandum.  The Lenders shall have received the Funds Flow Memorandum.

(j)Secretary’s Certificate.  The Lenders shall have received a certificate of an Authorized Officer of the Pledgor or the Borrower, certifying (A) as to copies of the Governing Documents of the Pledgor and the Borrower, together with all amendments thereto (including a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of the Pledgor and the Borrower certified by an appropriate official of the jurisdiction of organization of the Pledgor and the Borrower which shall set forth the same complete name of the Pledgor and the Borrower as is set forth herein and the organizational number of the Pledgor and the Borrower, if an organizational number is issued in

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such jurisdiction), (B) as to a copy of the resolutions or written consents of the Pledgor and the Borrower authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such entity is or will be a party, and (2) the execution, delivery and performance by the Pledgor and the Borrower of each Loan Document to which such entity is or will be a party and the execution and delivery of the other documents to be delivered by such entity in connection herewith and therewith, (C) the names and true signatures of the representatives of the Pledgor and the Borrower authorized to sign each Loan Document to which such entity is or will be a party and the other documents to be executed and delivered by such entity in connection herewith and therewith and (D) certificates of good standing or the equivalent (if any) dated as of a recent date for the applicable jurisdiction of formation for the Pledgor and the Borrower.

(k)Officer’s Certificate.  The Lenders shall have received a certificate of an Authorized Officer of the Pledgor and the Borrower, certifying as to the matters set forth in Section 4.01(b), Section 4.01(c) and, solely with respect to the initial Funding Date, Section 4.01(r) and certifying that no Subsidiary Distribution Block has occurred and is continuing.

(l)Legal Opinion.  The Lenders shall have received (i) an opinion of Latham & Watkins LLP, counsel to the Pledgor and the Borrower, dated as of the Closing Date, in form and substance reasonably satisfactory to the Lenders and (ii) an opinion of Latham & Watkins LLP, counsel to the Pledgor and the Borrower, dated as of the initial Funding Date, with respect to the Notes and the Control Agreement in form and substance reasonably satisfactory to the Lenders.

(m)Permitted Subsidiary Debt Documents, Tax Equity Documents and Project Documents.  The Lenders shall have received copies of all Permitted Subsidiary Debt Documents, Tax Equity Documents and Material Project Documents, in each case as in effect on the Closing Date and together with all amendments and supplements thereto.

(n)Approvals.  All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Pledgor’s and the Borrower’s business shall have been obtained and shall be in full force and effect.

(o)Financial Statements.  The Lenders shall have received: the unaudited consolidated financial statements (including balance sheet, income statement and cash flow statement) for fiscal year 2019 for each of (i) Vivint Solar Financing III, LLC and its Subsidiaries, (ii) Vivint Solar Financing IV, LLC and its Subsidiaries, (iii) Vivint Solar Financing V, LLC and its Subsidiaries and (iv) Vivint Solar Financing VI, LLC and its Subsidiaries.

(p)Closing Date Financial Model.  The Borrower shall have delivered the Closing Date Financial Model to the Lenders.

(q)Regulatory Information.  At least five (5) Business Days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities or reasonably requested by any Lender under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, that was requested at least ten (10) Business Days prior to the Closing Date.

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(r)Consolidated LTV Ratio.  As of the initial Funding Date, the Consolidated LTV Ratio shall not exceed the Maximum Consolidated LTV Ratio.

Section 4.02Conditions Precedent to Each Funding Date.   The obligation of the Lenders to make Loans on a Funding Date (other than the initial Funding Date, in respect of which the applicable conditions are set forth in Section 4.01 as specified in the first paragraph thereof) are subject to the satisfaction of the conditions precedent set forth below (unless waived in accordance with Section 9.02):

(a)Representations and Warranties.  Each of the representations and warranties of the Pledgor and the Borrower contained in each Loan Document shall be true and correct in all material respects on and as of the Funding Date as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects on and as of such earlier date and (ii) if such representation or warranty is qualified by “materiality”, “Material Adverse Effect” or similar language, in which case, such representation or warranty shall be true and correct in all respects.

(b)No Event of Default or Limited Step-up Event. (i) No Default or Event of Default or (ii) with respect to the Clarke Facility and the Volta Facility, no Subsidiary Distribution Block or Limited Step-up Event of the type set forth in clause (b) of the definition thereof, in each case, shall have occurred and be continuing on the Funding Date.

(c)Notice of Borrowing.  The Lenders shall have received a Notice of Borrowing with respect to such Funding Date in accordance with Section 2.02 hereof.

(d)Availability Period.  (i) The Availability Period shall not have expired, (ii) there shall have been no other Funding Dates in the 90-day period prior to such Funding Date and (iii) there shall not have occurred more than four Funding Dates in the aggregate after the Closing Date.

(e)Officer’s Certificate; Financial Model.  The Lenders shall have received a certificate of an Authorized Officer of the Borrower, which shall (i) demonstrate the satisfaction of the LTV Conditions on a pro forma basis after giving effect to the making of the proposed Loan, (ii) certify as to the matters set forth in Section 4.02(a) and Section 4.02(b), (iii) be accompanied by an Updated Financial Model and (iv), certify that for any Financing Subsidiary with respect to which a Subsidiary Distribution Block has occurred and is continuing, the LTV Conditions are satisfied on a pro forma basis after giving effect to the making of the proposed Loan and disregarding (x) the Indebtedness of such Financing Subsidiary and its Subsidiaries and (y) the Discounted Solar Asset Balance of all Project Subsidiaries owned by such Financing Subsidiary and its Subsidiaries.

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Article V

REPRESENTATIONS AND WARRANTIES

Section 5.01Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders as of the Closing Date,  as follows:

(a)Organization, Good Standing, Etc.  Each Group Member (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where failure to so qualify would reasonably be expected to result in a Material Adverse Effect.

(b)Authorization, Etc.  The execution, delivery and performance by each Borrower of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirements of Law in any material respect, (C) any material Contractual Obligation binding on or otherwise affecting it or any of its material properties (including the Material Project Documents, Tax Equity Documents and Permitted Subsidiary Debt Documents), (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.  The Tax Equity Documents permit a transfer upon foreclosure of the Borrower’s indirect interest in the applicable Tax Equity Entity without the consent of the respective Tax Equity Investor(s), so long as such foreclosure transfer and the applicable foreclosure transferee satisfy the transfer conditions set forth in such Tax Equity Documents.

(c)Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of any Loan Document to which it is or will be a party other than (i) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Closing Date, (ii) such as have been obtained or made and are in full force and effect and (iii) authorizations, approvals, actions, notices or filings, which if not obtained or made, could not reasonably be expected, in the aggregate across all such authorizations, approvals, actions, notices or filings not so obtained or made, to have a Material Adverse Effect.

(d)Enforceability of Loan Documents.  This Agreement is, and each other Loan Document to which any Group Member is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency,

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reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(e)Capitalization.  On the Closing Date, after giving effect to the transactions contemplated hereby to occur on the Closing Date, the authorized Equity Interests of the Borrower and each of its Subsidiaries and the issued and outstanding Equity Interests of the Borrower and each of its Subsidiaries are as set forth on Schedule 5.01(e).  All of the issued and outstanding shares of Equity Interests of the Borrower and each of its Subsidiaries have been validly issued and are fully paid and nonassessable.  All Equity Interests of the Subsidiaries of the Borrower that are owned by the Borrower or one of its Subsidiaries are owned free and clear of all Liens (other than Permitted Liens).  Except as described on Schedule 5.01(e), there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of the Borrower or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Borrower or any of its Subsidiaries.

(f)Litigation.  There is no pending or, to the best Knowledge of the Borrower, threatened action, suit or proceeding affecting any Group Member or any of their respective properties before any court or other Governmental Authority or any arbitrator that if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(g)Financial Statements. All Financial Statements that have been furnished by or on behalf of the Borrower or any of its Affiliates to the Required Lenders in connection with the Loan Documents have been prepared in accordance with GAAP, consistently applied and present fairly in all material respects the financial condition of the Persons covered thereby as of the respective dates thereof, subject, in the case of any such unaudited Financial Statements, to changes resulting from audit and normal year-end adjustments, including the absence of footnotes and subject to validation of individual capital accounts in calculating net loss attributable to noncontrolling interests in conformity with GAAP.

(h)Compliance with Law, Etc.  No Group Member is in violation of or default under (i) any of its Governing Documents, (ii) any Requirements of Law (excluding Environmental Laws, which are addressed under Section 5.01(p) or Sanctions and anti-corruption laws, which are addressed under Section 5.01(u)) where such failure could reasonably be expected to have a Material Adverse Effect or (iii) any term of any Contractual Obligation (including any Material Project Document, Tax Equity Documents and Permitted Subsidiary Debt Documents) binding on or otherwise affecting it or any of its properties where such failure could reasonably be expected to have a Material Adverse Effect.

(i)ERISA.  Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its ERISA Affiliates contributes to, sponsors, maintains or has, or had within the past six years, any liability with respect to any Multiemployer Plan or any Employee Plan.  Except as would not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.  Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor Pledgor

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is, and, in connection with the transactions contemplated by this Agreement, neither will use the assets of, a “benefit plan investor” as defined in Section 3(42) of ERISA.  Except as would not reasonably be expected to have a Material Adverse Effect, the transactions contemplated by this Agreement are not in violation of any statute, applicable to the Borrower or Pledgor, that regulates investments of, or fiduciary obligations with respect to, governmental plans and that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(j)Taxes, Etc.  (i) All Federal and material state and local tax returns and other reports required by applicable Requirements of Law to be filed by the Borrower have been filed, or extensions have been obtained, and (ii) all taxes, assessments and other governmental charges imposed upon the Borrower or any property of the Borrower and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k)Regulations T, U and X.  Neither the Borrower nor the Pledgor is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l)Nature of Business.  No Group Member is engaged in any business other than (a) the acquisition, ownership and financing of residential solar Systems and the sale of energy or the lease of such Systems to Customers in the United States, (b) the direct or indirect ownership of Equity Interests in Subsidiaries that are directly or indirectly engaged in the activities set forth in clause (a), (c) compliance with applicable obligations under the Permitted Subsidiary Debt Documents, Tax Equity Documents and Permitted Subsidiary Debt Documents, (d) the generation and sale of Environmental Attributes and Rebates (in each case as defined in any master engineering, procurement and construction agreement to which a Project Subsidiary is a party) and (e) activities reasonably related or incidental to the foregoing.

(m)Permits, Etc.  Each Group Member has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and asset currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except to the extent such suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to have a Material Adverse Effect.

(n)Properties.  Each Group Member has good and marketable title to, or valid licenses to use, all property and assets necessary to its business, free and clear of all Liens, except

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Permitted Liens.  All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

(o)Employee and Labor Matters.  No Group Member has any employees.

(p)Environmental Matters.  (i) The operations of the Borrower and its Subsidiaries are in material compliance with all Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by the Borrower or any of its Affiliates, or, to the Knowledge of the Borrower, at any disposal or treatment facility which received Hazardous Materials generated by the Borrower or any of its Affiliates which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against the Borrower or any of its Affiliates or any predecessor in interest nor does the Borrower have knowledge or notice of any threatened or pending Environmental Action against the Borrower or any of its Affiliates or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower or any of its Affiliates or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) to the Knowledge of the Borrower, no property now or formerly owned or operated by the Borrower or any of its Affiliates has been used as a treatment or disposal site for any Hazardous Material; (vi) neither the Borrower nor any of its Affiliates has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) the Borrower and each of its Affiliates holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which the Borrower’s or an Affiliate’s failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; (viii) neither the Borrower nor any of its Affiliates has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or capital expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect; and (ix) except as disclosed on Schedule 5.01(p) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has become subject to any Environmental Liabilities and Costs, (ii) has received notice of any claim with respect to any Environmental Liabilities and Costs or (iii) has Knowledge of any basis for any Environmental Liabilities and Costs.

(q)Insurance.  The Borrower maintains, and causes its Subsidiaries to maintain, the insurance as required to be maintained by Section 6.01(f).

(r)Solvency.  After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Borrower, on a consolidated basis with its Subsidiaries, is Solvent.

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(s)Material Project Documents; Tax Equity Documents; Permitted Subsidiary Debt Documents.  Set forth on Schedule 5.01(s), as supplemented from time to time pursuant to Section 6.01(n), is a complete and accurate list of all Material Project Documents, Tax Equity Documents and Permitted Subsidiary Debt Documents, and amendments and modifications thereto.  Each such Material Project Document, Tax Equity Documents and Permitted Subsidiary Debt Document (A)(i) is in full force and effect and is binding upon and enforceable against any Group Member, the Sponsor or any other Subsidiary or Affiliate of the Sponsor that is a party thereto and, to the best Knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been amended or modified after the Closing Date except in accordance with Section 6.02(k) and (B) no Group Member, the Sponsor or Affiliate or Subsidiary of the Sponsor that is a party thereto is in default of its material obligations thereunder and, to the best Knowledge of the Borrower, no counterparty party thereto is in default of its material obligations thereunder.

(t)Investment Company Act.  Neither the Borrower nor the Pledgor is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u)Sanctions; Anti-Corruption.

(i)None of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer, employee, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are:  (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), in each case insofar as dealings with such persons are prohibited pursuant to Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, currently, Crimea, Cuba, Iran, North Korea and Syria).

(ii)The Borrower, its Subsidiaries and their respective directors and officers and, to the knowledge of the Borrower, the employees and agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects.  The Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

(v)[Reserved].

(w)Full Disclosure.

(i)To the Borrower’s Knowledge, all written information delivered by the Borrower pursuant to this Agreement and the other Loan Documents (such information to be taken as a whole, including updated or supplemented information), or that has been furnished by or on behalf of the Borrower to any third party in connection with the

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preparation and delivery by such third party of a report or certificate to any Lender required hereunder, is complete and correct in all material respects, and does not contain any untrue statement of a material fact; provided, however, that in each case no representation or warranty is made with respect to projections, assumptions or other forward looking statements provided by or on behalf of the Borrower with respect to the Financial Model other than as provided in clause (ii) below and no representation or warranty is made with respect to information of a general economic nature or information about the Borrower’s general industry.

(ii)The Closing Date Financial Model (or Updated Financial Model (as applicable)) has been prepared in good faith based on the assumptions and other methodology believed by the Borrower to be reasonable (or otherwise as required by the Lenders) at the time such Closing Date Financial Model (or Updated Financial Model (as applicable)) was prepared and is consistent in all material respects with the Material Project Documents, Tax Equity Documents, Permitted Subsidiary Debt Documents and, with respect to Net Scheduled Payments of the type set forth in clause (a)(ii) of the definition thereof all applicable program rules, requirements, and conditions precedent, in each case as in effect at the time of delivery thereof, including to reflect any Limited Step-up Events, Subsidiary Distribution Blocks, SREC Production Events, existing cash sweep events in any Permitted Subsidiary Debt Documents and Terminated Projects and Delinquent Projects; provided, however, that (A) neither the Closing Date Financial Model (or Updated Financial Model (if applicable)) nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Loans may differ from the Closing Date Financial Model (or Updated Financial Model (if applicable)), and that the differences may be material, and (B) the Borrower believes in good faith that the Closing Date Financial Model as of the Closing Date (or with respect to any Updated Financial Model, the date of delivery to the Lenders thereof) was reasonable and attainable.

Article VI

COVENANTS OF THE Borrower

Section 6.01Affirmative Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

(a)Reporting Requirements.  Furnish to the Administrative Agent:

(i)beginning with the fiscal quarter ended June 30, 2020 in case of clause (x) and the fiscal quarter ended September 30, 2020 in the case of clause (y), as soon as available and in any event (x) as to the Sponsor, so long as the Sponsor is a publicly traded company, on or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or within 60 days if the Sponsor is not a publicly traded company) after the end of each fiscal quarter and (y) as to the Borrower, within 60 days after the end of each fiscal quarter, each of the following: internally prepared consolidated balance sheets, statements of operations and retained

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earnings and statements of cash flows as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in comparative form the generation revenues and operating expenses for the corresponding period set forth in the financial statements for the immediately preceding Fiscal Year (commencing with the fiscal quarter ending June 30, 2020), all in reasonable detail and certified by an Authorized Officer of the applicable Person as fairly presenting, in all material respects, the financial position of such Person and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of such Person and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the such Person and its Subsidiaries furnished to the Administrative Agent or publicly available, subject to the absence of footnotes and normal year-end adjustments; provided, that, so long as the Sponsor is a publicly traded company, such documents with respect to the Sponsor shall be deemed to have been delivered on the date on which such documents are filed with the SEC and available in EDGAR (or any successor).

(ii)beginning with the Fiscal Year ended December 31, 2020, as soon as available, and in any event (x) as to the Sponsor, so long as the Sponsor is a publicly traded company,  on or before the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (or if the Sponsor is not a publicly traded company, within 150 days) after the end of each Fiscal Year, commencing with the first Fiscal Year ending after the Closing Date and (y) as to the Borrower, within 150 days after the end of each Fiscal Year, commencing with the first Fiscal Year ending after the Closing Date, each of the following: a consolidated balance sheet, statements of operations and retained earnings and statement of cash flows as at the end of such Fiscal Year, setting forth in comparative form the generation revenues and operating expenses for the corresponding period set forth in the financial statements for the immediately preceding Fiscal Year (commencing with Fiscal Year ending December 31, 2020), all in reasonable detail and prepared in accordance with GAAP, and accompanied by a comparison of the results of operations set forth therein to the most recently delivered Financial Model, as applicable, for the applicable periods and a report and an opinion, prepared in accordance with generally accepted auditing standards, of Ernst & Young or another independent certified public accountant of recognized standing selected by the Borrower and reasonably satisfactory to the Administrative Agent which opinion shall be without (1) a "going concern" or like qualification or exception (provided that any "going concern" or like qualification or exception to the extent arising from the maturity of the Loans (or any refinancing or replacement thereof) shall not constitute a violation of this clause 6.01(a)(ii)) or (2) any qualification or exception as to the scope of such audit, together with, in the case of the Borrower and its Subsidiaries, a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or Default and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default, describing the nature thereof; provided, that, so long as the Sponsor is a publicly traded company, such documents with respect to the Sponsor shall be deemed to have been delivered on the date on which such documents are filed with the SEC and available in EDGAR (or any successor).

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(iii)simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 6.01(a), or on or before the date that such statements become publicly available, a certificate of an Authorized Officer of the Borrower in the form of Exhibit D (a “Quarterly Compliance Certificate”): stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto,

(iv)within forty-five (45) days after the end of each fiscal quarter, a certificate of an Authorized Officer of the Borrower to which is attached a schedule showing the calculation of each of the financial covenants specified in Section 6.03(a), together with an Updated Financial Model and such other supporting information for such compliance with the covenants as the Administrative Agent may require, substantially in the form of Exhibit E (the “LTV Compliance Certificate”);

(v)together with each delivery of any Updated Financial Model hereunder, a certificate of an Authorized Officer of the Borrower certifying that the representations and warranties set forth in Section 5.01(w)(ii) are true and correct with respect to such Updated Financial Model;

(vi)as soon as possible, and in any event within five (5) Business Days after the occurrence of (A) an Event of Default or Default, (B) any Subsidiary Distribution Block or Limited Step-up Event or (C) the occurrence of any event or development that has had or could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default, such Subsidiary Distribution Block or Limited Step-up Event or other event or development that has had or could reasonably be expected to have a Material Adverse Effect, as applicable, and the action which the Borrower or applicable Subsidiary proposes to take with respect thereto;

(vii)promptly after the commencement thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

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(viii)promptly after delivery thereof to any lender or agent under any Permitted Subsidiary Debt or any Tax Equity Investor, a copy of any report, financial information, document or material notice given to such lender, agent or investor;

(ix)as soon as possible and in any event within ten (10) Business Days after the execution thereof, notice of any SREC Production Event (including reasonable details thereof) and copies of any material modification or amendment of or supplement to any Material Project Document, Tax Equity Document or Permitted Subsidiary Debt Document;

(x)simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 6.01(a), an accounts receivable aging report as of the last day of the most recently ended fiscal quarter;

(xi)within 30 days after the end of each calendar quarter (beginning with the first full calendar quarter after the Closing Date), an asset and collections report together with a delinquencies and default report each prepared by the Borrower with respect to all Projects owned by Subsidiaries of the Borrower, in substantially the form of Exhibit G-1;

(xii)within 15 days of the end of each month (beginning with the first full month after the Closing Date), a delinquency report prepared by the Borrower with respect to all Projects owned by Subsidiaries of the Borrower, in substantially the form of Exhibit G-2 (it being understood that such report may be submitted by the Borrower via email); and

(xiii)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Group Member as any Lender may from time to time reasonably request.

(b)Compliance with Laws; Payment of Taxes.

(i)Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law (including Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing) except in such instances in which (A) such Requirements of Law, judgment or award is being contested in good faith by appropriate proceedings diligently conducted or (B) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(ii)Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all material taxes, assessments and other governmental charges imposed upon the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, except (x) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (y) if failure to pay such taxes, assessments or other governmental charges would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(c)Preservation of Existence, Etc.  Except as permitted under Section 6.02(c), maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary where failure to do so would have a Material Adverse Effect.

(d)Keeping of Records and Books of Account.  The Borrower shall keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(e)Maintenance of Properties, Etc.  The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, so as to prevent any loss or forfeiture thereof or thereunder that would reasonably be expected to have a Material Adverse Effect and shall cause each of its Subsidiaries to comply in all material respects with its obligations under each Material Project Document, Permitted Subsidiary Debt Document and Tax Equity Document to which it is a party.

(f)Maintenance of Insurance. The Borrower shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; provided that if any such insurance is not available on commercially reasonable terms, only such insurance shall then be required to be carried pursuant to this Section 6.01(f) as is then available on commercially reasonable terms; provided, however, that if such insurance subsequently becomes available on commercially reasonable terms the Borrower shall, and shall cause each of its Subsidiaries to, acquire and maintain such insurance in accordance with the foregoing.  All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation.  If the Borrower or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

(g)Obtaining of Permits, Etc.  The Borrower shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, except if the failure to do so could not be reasonably expected to have a Material Adverse Effect.

(h)Fiscal Year.  The Borrower shall cause the Fiscal Year of the Borrower and its Subsidiaries to end on December 31 of each calendar year unless the Administrative Agent

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consents to a change in such Fiscal Year (and appropriate related changes to this Agreement), such consent not to be unreasonably withheld, conditioned or delayed.

(i)Cash Distributions.  The Borrower shall cause each Subsidiary (other than SREC Subsidiaries) to distribute all available cash to the Borrower as soon as permitted under the terms of the Material Project Documents, Tax Equity Documents and the Permitted Subsidiary Debt Documents.  At least once per calendar month (beginning with the first full calendar month after the Closing Date), the Borrower shall cause each SREC Subsidiary to distribute to Borrower all amounts held on deposit in any account of such SREC Subsidiary (other than amounts that are required to be remitted to a Subsidiary of the Borrower in accordance with any SREC purchase and sale or transfer agreement between Vivint Solar SREC Financing, LLC and another Group Member); provided, that each SREC Subsidiary shall be permitted to maintain a reserve of up to $100,000 in the aggregate on deposit across all of its accounts.

(j)Sanctions; Anti-Corruption Laws.   The Borrower will maintain in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

(k)Lender Meetings.  The Borrower shall, upon the request of the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a quarterly conference call with the Lenders at such time as may be agreed to by the Borrower and the Required Lenders.

(l)Further Assurances.  The Borrower shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.

(m)Use of Proceeds.  The Borrower shall use the proceeds of the Loans (i) for general corporate purposes permitted by the Loan Documents and consistent with the current business of Sponsor and its Subsidiaries, (ii) to make distributions to the Pledgor (or its designee) and (iii) to pay fees and expenses in connection with the transactions contemplated hereby.

(n)Additional Subsidiaries.  The Borrower shall notify the Lenders in writing promptly after the formation or acquisition of any Subsidiary after the Closing Date and deliver to the Lenders complete and correct copies of all Material Project Documents, Tax Equity Documents or Permitted Subsidiary Debt Documents to which such Subsidiaries are or become a party, together with a supplement to Schedule 5.01(s) describing such additional Material Project Documents and other documents.

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(o)Borrower Account.  The Borrower shall (i) establish and maintain the Borrower Account and (ii) deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral and all Borrower Collections (of a nature susceptible to a deposit in a bank account) (other than Distributable Proceeds) into the Borrower Account.

(p)Financial Statements.  The Borrower shall, not later than May 29, 2020, provide the Lenders with the audited consolidated financial statements (including balance sheet, income statement and cash flow statement) for fiscal year 2019 for each of (i) Vivint Solar Financing III, LLC and its Subsidiaries, (ii) Vivint Solar Financing IV, LLC and its Subsidiaries, (iii) Vivint Solar Financing V, LLC and its Subsidiaries and (iv) Vivint Solar Financing VI, LLC and its Subsidiaries, which shall not contain any material deviations from the unaudited financial statements provided in accordance with Section 4.01(o).

(q)Liquidated Damages.  On each Payment Date, prior to the payment of any other Obligations, Borrower shall pay, or cause to be paid, all Liquidated Damages (as defined in the Sponsor Side Letter) then due and payable to the Lenders pursuant to Section 1(d) of the Sponsor Side Letter to the extent the Sponsor has not paid such Liquidated Damages within three (3) Business Days of such Liquidated Damages becoming due and payable.

Section 6.02Negative Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, the Borrower shall not, unless the Required Lenders shall otherwise consent in writing:

(a)Liens, Etc.  The Borrower shall not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than Permitted Liens.

(b)Indebtedness.  The Borrower shall not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)Fundamental Changes; Dispositions.

(i)The Borrower shall not wind-up, liquidate or dissolve, or merge, consolidate or amalgamate, or undertake any statutory division, with any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of the Borrower may consolidate or amalgamate with another wholly-owned Subsidiary of the Borrower, so long as (A) no other provision of this Agreement would be violated thereby, (B) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction and (C) the Secured Parties’ rights in any Collateral, including the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation.

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(ii)The Borrower shall not make any Disposition, whether in one transaction or a series of related transactions of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Borrower and its Subsidiaries may make Permitted Dispositions.

(d)Change in Nature of Business. The Borrower shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 5.01(l).

(e)Loans, Advances, Investments, Etc.  The Borrower shall not make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)Sale Leaseback Transactions.  The Borrower shall not enter into, or permit any of its Subsidiaries to enter into, any Sale Leaseback.

(g)Restricted Payments.  The Borrower shall not, and shall not permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(h)Federal Reserve Regulations.  The Borrower shall not permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Federal Reserve Board.

(i)Transactions with Affiliates.  The Borrower shall not enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable  arm’s length transaction with a Person that is not an Affiliate thereof; (ii) transactions listed on Schedule 6.02(i), (iii) transactions pursuant to the Project Documents, the Permitted Subsidiary Debt Documents and the Tax Equity Documents on terms and conditions that, taken as a whole, are not more materially adverse to the applicable Group Member compared to the terms and conditions of the Project Documents and the Tax Equity Documents as in effect on the Closing Date, taken as a whole, and (iv) Permitted Investments.

(j)Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.  The Borrower shall not create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower (i) to make Restricted Payments in respect of any shares of Equity Interests of such Subsidiary owned by the Borrower or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) to make loans or advances to any Borrower or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to do any of

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the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(j) shall prohibit or restrict compliance with:

(A)this Agreement and the other Loan Documents;

(B)any agreement in effect on the date of this Agreement and described on Schedule 6.02(j), or any extension, replacement or continuation of any such agreement on substantially similar terms as are in effect on the Closing Date; provided that any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable, taken as a whole, to the applicable Group Member party thereto than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)any applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)any agreement evidencing Permitted Indebtedness;

(E)restrictions in any Tax Equity Documents relating to preferred distributions of cash or other similar payments of cash to Tax Equity Investors;

(F)restrictions in the Project Documents subject to compliance with the other terms and conditions of the Loan Documents; or

(G)customary restrictions in contracts that prohibit the assignment of such contract.

(k)Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to:

(i)amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Permitted Subsidiary Debt Documents or Tax Equity Documents in a manner that would reasonably be expected to materially reduce the Borrower Share of Aggregate Discounted Solar Asset Balance attributable to any Project Subsidiary; provided, that the foregoing shall not be construed to limit the Borrower’s express obligations set forth in the Loan Documents with respect to the Group Members and the Projects; provided further that the foregoing shall not be construed to limit any Borrower’s or Group Member’s ability to enter into a Permitted Subsidiary Debt to refinance existing Permitted Subsidiaries Debt in accordance with the terms hereof or enter into the Clarke Upsize Amendment;

(ii)amend, modify or otherwise change any of its Governing Documents (including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to

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any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; or

(iii)agree to any amendment, modification or other change to or waiver of any of its rights (x) under any Permitted Subsidiary Debt Document, Tax Equity Document or Material Project Document if such amendment, modification or other change of waiver would be materially adverse to the interests of the Lenders or (y) under any Other Documents, in a manner that would reasonably be expected to have a Material Adverse Effect.

(l)Sanctions; Anti-Corruption; Use of Proceeds.  The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, with which, at the time of such funding, dealings are prohibited pursuant to applicable Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Lender, underwriter, advisor, investor, or otherwise).

(m)Accounting Principles.  Except for such changes that are required by GAAP, the Borrower shall not make, or permit any of its Subsidiaries to make any change in the accounting principles that would have a material adverse effect on the calculation of the financial covenants set forth in Section 6.01(a)(i) and (ii) hereto.

(n)Limitations on Depositary Accounts.  The Borrower will not establish, or cause to be established, any accounts, other than the Borrower Account.

(o)ERISA.  The Borrower shall not, nor shall it permit any of its Subsidiaries  or ERISA Affiliates to, knowingly (i) fail to comply with the minimum funding standards of ERISA and the Internal Revenue Code with respect to any Employee Plan in a manner that would reasonably be expected to result in a Material Adverse Effect, or (ii) fail to satisfy all material contribution obligations in respect of any Multiemployer Plan in a manner that would reasonably be expected to result in a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor the Pledgor shall become, and, in connection with the transactions contemplated by this Agreement, neither shall use the assets of, a “benefit plan investor” as defined in Section 3(42) of ERISA.  Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor the Pledgor shall become subject to any statute that regulates investments of, or fiduciary obligations with respect to, governmental plans, that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, and that would be violated by any of the transactions contemplated by this Agreement.

Section 6.03Financial Covenant.

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(a)Consolidated LTV Ratio. The Borrower shall maintain, as of the last day of each Quarterly Period, a Consolidated LTV Ratio of no greater than the Maximum Consolidated LTV Ratio.

(b)Equity Cure.  For purposes of determining compliance with the financial covenant set forth in Section 6.03(a) as of the last day of any Quarterly Period, the Borrower may (i) make an optional prepayment of the Loans in accordance with Section 2.05(b) after the last day of such Quarterly Period and on or prior to the day that is ten (10) days after the day on which financial statements are required to be delivered for that fiscal quarter pursuant to Section 6.01(a) (the “Equity Cure Expiration Date”) using the proceeds of a cash equity contribution to the Borrower (funded with proceeds of common equity issued by the Borrower), and such Indebtedness shall be deemed to have not been outstanding as of the last of the immediately preceding Quarterly Period solely for the purposes of determining compliance with such covenant in Section 6.03(a) (each an “Equity Contribution Cure”) at the end of such Quarterly Period or (ii) contribute or transfer additional Projects (or Project Subsidiaries) to Subsidiaries of the Borrower after the last day of such Quarterly Period and on or prior to the date that is thirty (30) days after the day on which financial statements are required to be delivered for that fiscal quarter pursuant to Section 6.01(a) (the “Asset Cure Expiration Date”), and such Projects (or Project Subsidiaries) shall be deemed to have been owned by the Borrower and its Subsidiaries for purposes of determining compliance with such covenant in Section 6.03(a) (each an “Asset Contribution Cure”); provided that (a) written notice of the Borrower’s intent to make an Equity Contribution Cure or an Asset Contribution Cure shall be delivered by the Borrower no later than the day on which financial statements are required to be delivered for the applicable fiscal quarter, (b) in each consecutive four (4) fiscal quarter period there will be at least two (2) fiscal consecutive quarters in which no Equity Contribution Cure is made, (c) there shall be no more than three (3) Equity Contribution Cures made in the aggregate after the Closing Date, and (d) the proceeds received by Borrower from all equity contributions for the purposes of making Equity Contribution Cures shall be held in a Borrower Account until applied to the prepayment of the Loans; provided, further, that there shall be no limit on the number of Asset Contribution Cures the Borrower may make.  Upon the Administrative Agent’s receipt no later than the Equity Cure Expiration Date or Asset Cure Expiration Date, as applicable, of notice from the Borrower of its intent to make an Equity Contribution Cure or Asset Contribution Cure pursuant to this Section 6.03(b), then, unless the Equity Contribution Cure or Asset Contribution Cure, as applicable, is not made on or prior to the Equity Cure Expiration Date or Asset Cure Expiration Date, as applicable, neither any Agent nor any Lender shall exercise the right to accelerate the Loans or terminate the Commitments and neither any Agent nor any Lender shall exercise any right to foreclose on or take possession of the Collateral solely on the basis of an Event of Default having occurred and being continuing under Sections 6.03(b) in respect of the period ending on the last day of such Quarterly Period.

Article VII

EVENTS OF DEFAULT

Section 7.01Events of Default.  Each of the following events shall constitute an event of default (each, an “Event of Default”):

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(a)The Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three (3) Business Days or (ii) all or any portion of the principal of the Loans;

(b)any representation or warranty made or deemed made by or on behalf of the Borrower, the Pledgor or the Sponsor or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or financial statement delivered to any Lender pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made, and such misstatement or inaccuracy could reasonably be expected to materially adversely affect the interests of the Lenders, and, if curable and no Material Adverse Effect has arisen as a result thereof such misstatement or inaccuracy remains unremedied for sixty (60) days after (x) the Borrower’s, Pledgor’s or Sponsor’s obtaining knowledge of such misstatement or (y) receipt by the Borrower of written notice from any Lender of such default;

(c)the Borrower shall fail to perform or comply with any covenant or agreement contained in Section 6.01(a)(i), (ii), (iii) or (vi)(A), Section 6.01(b), Section 6.01(o), Section 6.02 or Section 6.03(a) (but subject to the cure rights provided in Section 6.03(b));

(d)the Borrower or the Pledgor shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (b) of this Section 7.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date such Person has Knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Person; provided, that if (x) such failure can be remedied, (y) such failure cannot reasonably be remedied within such 30 day period and such failure has not caused a Material Adverse Effect and (z) such Person commences cure of such failure within such 30 day period and thereafter diligently seeks to remedy the failure, then an “Event of Default” shall not be deemed to have occurred until the earlier of (A) such time as such Person ceases reasonable efforts to cure such failure, (B) such failure has caused a Material Adverse Effect and (C) 90 days following knowledge of or written notice of such failure;

(e)any Financing Subsidiary, the Borrower, the Pledgor or either SREC Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (e);

(f)any proceeding shall be instituted against any Financing Subsidiary, the Borrower or the Pledgor or either SREC Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment,

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protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(g)any event, proceeding or circumstance described in the foregoing clauses (e) or (f) shall occur with respect to a Project Subsidiary and the Consolidated LTV Ratio is not greater than the Maximum Consolidated LTV Ratio on a pro form basis after disregarding (x) the Indebtedness of such Project Subsidiary and (y) the Discounted Solar Asset Balance of such Project Subsidiary;

(h)any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower or the Pledgor, as applicable, intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Borrower or the Pledgor, as applicable, or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Borrower or the Pledgor, as applicable, shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)any Security Agreement or any other Security Document, after delivery thereof pursuant hereto, shall for any reason (other than pursuant to the express terms thereof) fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

(j)one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $3,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Borrower or the Pledgor and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)a Change of Control shall have occurred;

(l)an ERISA Event occurs with respect to an Employee Plan or a Multiemployer Plan which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; or

(m)(i) an event of default occurs under any Permitted Subsidiary Debt Document as a result of the failure of the applicable Financing Subsidiary to pay any principal or interest on the respective Permitted Subsidiary Debt when due or (ii) the holder or holders of any

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Permitted Subsidiary Debt (excluding Indebtedness evidenced by the Loan Agreement) or any trustee or agent on its or their behalf, (A) have accelerated, caused to become due, or required the prepayment, repurchase, redemption of defeasance thereof, prior to its stated maturity or the stated maturity of any underlying obligation (other than any mandatory prepayment contemplated by the terms of documents governing such Indebtedness) or (B) have the right to take any of the actions described in the foregoing clause (A), unless (I) in the case of any event described in clause (ii)(B), the relevant creditors controlling such outcome have agreed to forbear and are continuing to forbear from taking the above-described action or (II) in the case of any event described in clause (i) or (ii),in the case of Minor Permitted Subsidiary Debt, the Consolidated LTV Ratio is not greater than the Maximum Consolidated LTV Ratio on a pro form basis after disregarding (x) the Indebtedness of such Financing Subsidiary and its Subsidiaries and (y) the Discounted Solar Asset Balance of the applicable Financing Subsidiary and its Subsidiaries;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Prepayment Premium (if any) with respect to the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) whether or not the rights and remedies of the Secured Parties under this Section are exercised, instruct any direct Subsidiary of the Borrower to instruct another Subsidiary of the Borrower to take certain actions respect to certain management, operational or other matters as so instructed by such direct Subsidiary and (iv) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (e) or (f) of this Section 7.01, without any notice to the Borrower or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.

Article VIII

AGENTS

Section 8.01Appointment.  Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to

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be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower or the Pledgor, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 8.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower or the Pledgor to secure any of the Obligations.  As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 8.02Nature of Duties; Delegation.  (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  The duties of the Agents shall be mechanical and administrative in nature.  The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon

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the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Borrower pursuant to the terms of this Agreement or any other Loan Document.  If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender.  Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b)Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Article VIII to the extent provided by the applicable Agent.  Neither Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

Section 8.03Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 9.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including counsel to any Agent or counsel to the Borrower), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.  The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of

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the amount which they are determined to be entitled.  The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

Section 8.04Reliance.  Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that, by its terms, must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.

Section 8.05Indemnification.  To the extent that any Agent or its respective directors, officers, employees or agents is not reimbursed and indemnified by the Borrower, and whether or not such Agent has made demand on the Borrower for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and its respective directors, officers, employees or agents for and indemnify such Agent and its directors, officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including client charges and expenses of counsel or any other advisor to such Agent or its directors, officers, employees or agents), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent or its directors, officers, employees or agents in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including advances and disbursements made pursuant to Section 8.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s gross negligence or willful misconduct.  The obligations of the Lenders under this Section 8.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 8.06Agents Individually.  With respect to its Pro Rata Share of the Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan.  The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its

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individual capacity as a Lender or one of the Required Lenders.  Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 8.07Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent.  If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent.  Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above.  Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 9.04 and Section 9.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 8.08Collateral Matters.

(a)The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of the Borrower’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 9.02.  Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.08(a).

(b)Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 8.08(a)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the

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authority to release Collateral conferred upon the Collateral Agent under Section 8.08(a).  Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrower in respect of) all interests in the Collateral retained by the Borrower.

(c)Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(d)The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Borrower or the Pledgor or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 8.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

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Section 8.09Agency for Perfection.  Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party.  Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.  In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents.  The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 8.10No Reliance on any Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Sanctions, including any programs involving any of the following items relating to or in connection with the Borrower, its Affiliates or its agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act.  Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 8.11No Third Party Beneficiaries.  The provisions of this Article are solely for the benefit of the Secured Parties, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions.

Section 8.12No Fiduciary Relationship.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 8.13Reports; Confidentiality; Disclaimers.  By becoming a party to this Agreement, each Lender:

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(a)is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Borrower or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the Borrower’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)agrees to keep all Reports and other material, non-public information regarding the Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 9.19, and

(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.14Collateral Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

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(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Article IX

MISCELLANEOUS

Section 9.01Notices, Etc.

(a)Notices Generally.  All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, telecopier or email.  In the case of notices or other communications to the Borrower, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 9.01):

If to the Borrower:

Vivint Solar Financing Holding, LLC
c/o Vivint Solar, Inc.
1800 W Ashton Blvd

Lehi, UT 84043

Attn: [***]

Facsimile: [***]

Email: [***]

with a copy to:

Vivint Solar, Inc.

1800 W Ashton Blvd

Lehi, UT 84043

Attn:  Vivint Solar Legal Department

Facsimile: (801) 765-5746

Email: solarlegal@vivintsolar.com

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If to the Administrative Agent:

BID Administrator LLC
c/o Brookfield Asset Management, Inc.

Brookfield Place
250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

with a copy to:

BID Administrator LLC
c/o Brookfield Asset Management, Inc.

Brookfield Place
250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

If to the Collateral Agent:

BID Administrator LLC
c/o Brookfield Asset Management, Inc.

Brookfield Place
250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

with a copy to:

BID Administrator LLC
c/o Brookfield Asset Management, Inc.

Brookfield Place
250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

All notices or other communications sent in accordance with this Section 9.01, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit

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thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by telecopier or e-mail shall be deemed to have been given when sent and confirmation received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient); provided further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b)Electronic Communications.

(i)Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agents; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 9.02Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of

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principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;

(ii)increase the Commitment without the written consent of each Lender;

(iii)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv)amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(v)release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release the Borrower or the Pledgor (except as otherwise expressly provided under this Agreement or any other Loan Document), in each case, without the written consent of each Lender; or

(vi)amend, modify or waive Section 3.02, Section 3.03, Section 4.02 or this Section 9.02 of this Agreement without the written consent of each Lender.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, and (B) the consent of the Borrower shall not be required to change any order of priority set forth in Section 2.05(d) and Section 3.03.

(b)If any action to be taken by the Lenders hereunder requires the consent, authorization or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Administrative Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may, subject to compliance with applicable laws, permanently replace the Holdout Lender with one or more Replacement Lenders, and the Holdout Lender shall otherwise have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given.  Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever.  If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Holdout Lender shall be made in accordance with the terms of Section 9.07(b).  Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender

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hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of the Loans.

Section 9.03No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 9.04Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Agents, any servicer or custodian retained by any Agent and Lenders and their respective Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable and documented fees, charges and disbursements of counsel (but limited to one primary counsel for the Administrative Agent, the other Agents and their respective Affiliates (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person)) and (ii) all out-of-pocket costs and expenses incurred by the Agents, any servicer or custodian retained by any Agent and each Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any servicer or custodian retained by any Agent or any Lender) in connection with the enforcement or protection of any rights and remedies under this Agreement and the other Loan Documents, including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including in connection with any workout, restructuring or negotiations in respect of the Loan Documents, including the reasonable fees, charges and disbursements of counsel (but limited to one counsel for the Administrative Agent, the other Agents and the Lenders taken a whole (and, in the case of an actual conflict of interest, where the party affected by such conflict, informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person)).

Section 9.05Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower against any and all obligations of the Borrower either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the

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Administrative Agent for further application in accordance with the provisions of Section 3.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  Each Agent and each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agents and the Lenders under this Section 9.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 9.06Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.07Assignments and Participations.

(a)This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and each Agent and each Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b)Subject to the conditions set forth in clause (c) below, each Lender may, with the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) and, so long as no Event of Default shall have occurred and be continuing, the Borrower, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to:

(i)all or a portion of its unfunded Commitment; or

(ii)all or a portion of any Loan made by it;

provided, however, that (A) no written consent of the Administrative Agent shall be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and (B) no written consent of the Administrative Agent or the Borrower shall be required if such assignment is to an Affiliate or a Related Fund of such Lender; provided, further, that no written consent of the Administrative Agent or the Borrower pursuant to clauses (b)(i) and (b)(ii) above shall be required with respect to an assignment to a Brookfield Fund so long as, after giving effect to such assignment, the Brookfield Funds constitute the Required Lenders; provided, further, that, notwithstanding the foregoing, any assignment of a Lender’s unfunded Commitment shall require the written consent of the Borrower, unless an Event of Default shall have occurred and be continuing or such assignment is to an investment fund, account or company managed, advised or sub-advised by Brookfield Renewable Partners L.P. or to another Lender that is a Lender as of the

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Closing Date.  For purposes of this Agreement, “Brookfield Funds” shall mean certain investment funds, accounts or companies managed, advised or sub-advised by Brookfield Asset Management, Inc.

(c)Assignments shall be subject to the following additional conditions:

(i)Each such assignment shall be in an amount which is at least $1,000,000 or a multiple of $500,000 in excess thereof (or the remainder of such Lender’s Commitment or outstanding Loans) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);

(ii)The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of a Lender or a Related Fund of a Lender);

(iii)No such assignment shall be made to (A) the Borrower or any of its Affiliates or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B);

(iv)No assignment may be made to a natural person or a Disqualified Institution; and

(v)No assignment of any unfunded commitment may be made to any Person that is not an Eligible Assignee.

(d)Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least three (3) Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e)By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning

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Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f)The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to, each Lender from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(g)Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Collateral Agent pursuant to Section 9.07(b) (which consent of the Collateral Agent must be evidenced by the Collateral Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h)A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected

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only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(i)In the event that any Lender sells participations in all or a portion of its rights and obligations under this Agreement, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the names and addresses of all participants in the Registered Loans held by it and the amount and terms of each participation (the “Participant Register”).  A Loan under this Agreement (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(j)Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.07(d).

(k)Each Lender may sell participations to one or more banks or other entities (other than a Disqualified Institution unless an Event of Default has occurred and is continuing) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans made by it); provided that (i) such Lender’s obligations under this Agreement (including its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action or to consent to such Lender taking any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or the Borrower (except as set forth in Section 8.08 of this Agreement or any other Loan Document).  The Borrower agrees that each participant shall be entitled to the benefits of Section 2.07 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

(l)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute

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any such pledgee or assignee for such Lender as a party hereto.  The Borrower shall provide such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

(m)Participants will not be entitled to any greater payment under Sections 2.07 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant.

(n)Notwithstanding anything in this Agreement or the other Loan Documents, except as expressly set forth above in subsection (c)(iii) and (c)(iv) of this Section 9.07, there shall be no limitation or restriction on (I) the ability of any Lender to assign or otherwise transfer its rights and/or obligations under this Agreement or any Loan Document, any Commitment, or any Loan to any lender to or financing or funding source of a Lender or (II) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any Loan Document, any Commitment, or any Loan; provided, however, that the assigning Lender shall continue to be liable as a “Lender” under this Agreement and the Lender Documents unless the assignee complies with the provisions of this Agreement to become a “Lender.”

Section 9.08Counterparts; Electronic Execution of Loan Documents.

(a)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.09GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 9.10CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

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(a)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 9.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 9.11WAIVER OF JURY TRIAL, ETC. THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY

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ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 9.12Consent by the Agents and Lenders.  Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

Section 9.13No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 9.14Reinstatement; Certain Payments.  If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 9.15Indemnification; Limitation of Liability for Certain Damages.

(a)In addition to the Borrower’s other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants, servicers, custodians and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including the management of any such Loans or the Borrower’s use of the proceeds thereof, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any

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Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, or for disputes among Indemnitees.

(b)To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)The Borrower shall not assert, and the Borrower hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)The indemnities and waivers set forth in this Section 9.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 9.16Records.  The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including the fees set forth in the Fee Letter and the Applicable Prepayment Premium, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 9.17Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 9.07 hereof.

Section 9.18Highest Lawful Rate.  It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to

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such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 9.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower).  All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 9.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 9.18.

For purposes of this Section 9.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

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Section 9.19Confidentiality.  Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Borrower pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective equityholders (including partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 9.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 9.19; (iv) to the extent required by any Requirements of Law or judicial process or as otherwise requested by any Governmental Authority, provided that such Agent or Lender shall, to the extent practical and not prohibited by applicable law, (A) promptly notify the Borrower prior to such disclosure and (B) make such requests to resist or narrow such requirement or request as the Borrower may reasonably request (it being understood and agreed that, notwithstanding the foregoing, no Agent or Lender shall be required to commence or prosecute any action or proceeding); (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify the Borrower; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Borrower.

Section 9.20Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 9.21USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act.  The Borrower agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

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Section 9.22Mitigation Obligation; Replacement of Lenders.

(a)If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.07, then such Lender shall, as applicable, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates or to take such other actions as such Lender determines, if, in the good faith judgment of such Lender, such designation, assignment or other action (i) would eliminate or reduce amounts payable pursuant to Section 2.07 in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and such Lender would not suffer any economic, legal or regulatory disadvantage in any material respect.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.07, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(A)the assignment fee specified in Section 9.07(c) shall have been paid or waived;

(B)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.07) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C)in the case of any such assignment resulting in payments required to be made pursuant to Section 2.07, such assignment will result in the elimination of such compensation or payments thereafter; and

(D)such assignment does not conflict with any applicable Requirements of Law.

(c)A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 9.23Release of Liens. (a) Upon the date on which all of the Obligations (other than Contingent Indemnity Obligations) have been paid in full in immediately available funds and all Commitments have been terminated or (b) in the event any property of the Borrower is conveyed, sold, leased, assigned, transferred or disposed of in a Permitted Disposition, the

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Collateral Agent shall, in the case of clauses (a) and (b), upon the Borrower’s request and at the Borrower’s expense, without any representation, warranty or recourse whatsoever, (A) promptly return to the Borrower (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) the Collateral (in the case of clause (a)) or the Collateral transferred pursuant to the Permitted Disposition (in the case of clause (b)) and (B) promptly execute and deliver to the Borrower such documents, in form and substance reasonably satisfactory to Collateral Agent, as the Borrower shall reasonably request to evidence such release.

Section 9.24Non-Recourse.  Except as set forth in this Section 9.24, notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Agents and the Lenders shall have no claims with respect to this Agreement or any other Loan Document or the transactions contemplated thereby against any shareholder or holder of Equity Interests in the Borrower or any of its or their respective Affiliates (other than the Pledgor), shareholders, officers, directors or employees (collectively, but excluding the Pledgor, the “Non-Recourse Persons”), and the Secured Parties’ recourse against the Non-Recourse Persons shall be limited to the Collateral as and to the extent provided herein and in the Security Documents; provided that (a) the foregoing provision of this Section 9.24 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement, any other Security Document or Loan Document and the same shall continue (but without personal liability to the Non-Recourse Persons) until fully paid, discharged, observed, or performed, and (b) the foregoing provision of this Section 9.24 shall not limit or restrict the right of any Secured Party (or any assignee, beneficiary or successor to any of them) to name the Borrower, Pledgor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Loan Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Section 9.24.  The limitations on recourse set forth in this Section 9.24 shall survive the termination of this Agreement and the full payment and performance of the Obligations hereunder and under the other Loan Documents.

Section 9.25  Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder and shall continue in full force and effect until the date all payment obligations under the Loans have been indefeasibly paid in full in cash.  The provisions of Sections 2.07, 3.02, 9.04 and 9.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Obligations and the termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

Section 9.26Consent to Clarke Side Letter.  By executing below or, with respect to any Lender not party hereto on the Closing Date, any Assignment and Acceptance, each of the Lenders hereby authorizes and directs each Agents to execute the Clarke Side Letter.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC

By:/s/ Thomas Plagemann

Name:Thomas Plagemann

Title:Chief Commercial Officer

[Signature Page to Loan Agreement]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

[***]

By:/s/ Fred Day

Name:Fred Day

Title:President

[Signature Page to Loan Agreement]

LENDERS:

[***]

By:/s/ Paul Forestell

Name:Paul Forestell

Title:CEO, President

By:/s/ Carmen Woo

Name:Carmen Woo

Title:Chief Financial Officer

[Signature Page to Loan Agreement]

[***]

By:[***]

By:/s/ Fred Day

Name:Fred Day

Title:Authorized Person

[***]

By [***]

By:/s/ Jane Sheere

Name:Jane Sheere

Title:Secretary

[***]

By [***]

By:/s/ Jane Sheere

Name:Jane Sheere

Title:Secretary

[Signature Page to Loan Agreement]

Annex I

Lenders and Lenders’ Commitments

Lenders	Initial Commitment	Delayed Draw Commitment	Commitment
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
[***]	$[***]	$[***]	$[***]
Total	$[***]	$[***]	$[***]

Annex II

Disqualified Institutions

None.

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Schedule 5.01(e)

Capitalization

Entity	Jurisdiction	Record Owner	Interest
Vivint Solar Financing Holdings 2 Borrower, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower Parent, LLC	100%
Vivint Solar SREC Financing, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower, LLC	100%
Vivint Solar SREC Aggregator, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower, LLC	100%
Vivint Solar Financing III Holdings, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower, LLC	100%
Vivint Solar Financing IV Holdings, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower, LLC	100%
Vivint Solar Financing V Holdings, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower, LLC	100%
Vivint Solar Financing VI Holdings, LLC	Delaware	Vivint Solar Financing Holdings 2 Borrower, LLC	100%
Vivint Solar Financing III Parent, LLC	Delaware	Vivint Solar Financing III Holdings, LLC	100%
Vivint Solar Financing IV Parent, LLC	Delaware	Vivint Solar Financing IV Holdings, LLC	100%
Vivint Solar Financing V Parent, LLC	Delaware	Vivint Solar Financing V Holdings, LLC	100%
Vivint Solar Financing VI Parent, LLC	Delaware	Vivint Solar Financing VI Holdings, LLC	100%
Vivint Solar Financing III, LLC	Delaware	Vivint Solar Financing III Parent, LLC	100%
Vivint Solar SREC Guarantor III, LLC	Delaware	Vivint Solar Financing III, LLC	100%
Vivint Solar Fund XIII Manager, LLC	Delaware	Vivint Solar Financing III, LLC	100%
Vivint Solar Fund XVIII Manager, LLC	Delaware	Vivint Solar Financing III, LLC	100%
Vivint Solar Fund XI Manager, LLC	Delaware	Vivint Solar Financing III, LLC	100%

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Entity	Jurisdiction	Record Owner	Interest
Vivint Solar Fund XVI Manager, LLC	Delaware	Vivint Solar Financing III, LLC	100%
Vivint Solar Fund XIII Project Company, LLC	Delaware	Vivint Solar Fund XIII Manager, LLC	100% of Class B
		Firstar Development, LLC	100% of Class A
Vivint Solar Fund XVIII Project Company, LLC	Delaware	Vivint Solar Fund XVIII Manager, LLC	100% of Class B
		BAL Investment & Advisory, Inc.	100% of Class A
Vivint Solar Fund XI Project Company, LLC	Delaware	Vivint Solar Fund XI Manager, LLC	100% of Class B
		Firstar Development, LLC	1% of Class A
		USB VS SIF, LLC	99% of Class A
Vivint Solar Fund XVI Lessor, LLC	Delaware	Vivint Solar Fund XVI Manager, LLC	100%
Vivint Solar Financing IV, LLC	Delaware	Vivint Solar Financing IV Parent, LLC	100%
Vivint Solar Margaux Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Fund III Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Nicole Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Mia Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Aaliyah Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Rebecca Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Hannah Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Fund X Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Fund XII Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%
Vivint Solar Fund XIV Manager, LLC	Delaware	Vivint Solar Financing IV, LLC	100%

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Entity	Jurisdiction	Record Owner	Interest
Vivint Solar Margaux Master Tenant, LLC	Delaware	Vivint Solar Margaux Manager, LLC	0.01%
		Firstar Development, LLC	99.99%
Vivint Solar Margaux Owner, LLC	Delaware	Vivint Solar Margaux Manager, LLC	51%
		Vivint Solar Margaux Master Tenant , LLC	49%
Vivint Solar Fund III Master Tenant, LLC	Delaware	Vivint Solar Fund III Manager, LLC	0.01%
		Firstar Development, LLC	99.99%
Vivint Solar Fund III Owner, LLC	Delaware	Vivint Solar Fund III Manager, LLC	51%
		Vivint Solar Fund III Master Tenant, LLC	49%
Vivint Solar Nicole Master Tenant, LLC	Delaware	Vivint Solar Nicole Manager, LLC	1%
		Firstar Development, LLC	99%
Vivint Solar Nicole Owner, LLC	Delaware	Vivint Solar Nicole Manager, LLC	51%
		Vivint Solar Nicole Master Tenant, LLC	49%
Vivint Solar Mia Project Company, LLC	Delaware	Vivint Solar Mia Manager, LLC	100% of Class B
		Blackstone Holdings Finance Co. L.L.C.	100% of Class A
Vivint Solar Aaliyah Project Company, LLC	Delaware	Vivint Solar Aaliyah Manager, LLC	100% of Class B
		Stoneco IV Corporation	100% of Class A
Vivint Solar Rebecca Project Company, LLC	Delaware	Vivint Solar Rebecca Manager, LLC	100% of Class B
		Blackstone Holdings I L.P.	100% of Class A
Vivint Solar Hannah Project Company, LLC	Delaware	Vivint Solar Hannah Manager, LLC	100% of Class B
		Antrim Corporation	100% of Class A
Vivint Solar Fund X Project Company, LLC	Delaware	Vivint Solar Fund X Manager, LLC	100% of Class B
		Visigoth Energy Holding Company, LLC	100% of Class A

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Entity	Jurisdiction	Record Owner	Interest
Vivint Solar Fund XII Project Company, LLC	Delaware	Vivint Solar Fund XII Manager, LLC	100% of Class B
		RA Solar, LLC	100% of Class A
Vivint Solar Fund XIV Project Company, LLC	Delaware	Vivint Solar Fund XIV Manager, LLC	100% of Class B
		Antrim Corporation	100% of Class A
Vivint Solar Financing V, LLC	Delaware	Vivint Solar Financing V Parent, LLC	100%
Vivint Solar Elyse Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Fund XV Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Fund XIX Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Fund 20 Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Fund 21 Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Fund 22 Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Owner V Manager, LLC	Delaware	Vivint Solar Financing V, LLC	100%
Vivint Solar Elyse Project Company, LLC	Delaware	Vivint Solar Elyse Manager, LLC	100% of Class B
		BAL Investment & Advisory, Inc.	100% of Class A
Vivint Solar Fund XV Project Company, LLC	Delaware	Vivint Solar Fund XV Manager, LLC	100% of Class B
		Morgan Stanley Renewables Inc.	100% of Class A
Vivint Solar Fund XIX Project Company, LLC	Delaware	Vivint Solar Fund XIX Manager, LLC	100% of Class B
		Citicorp North America, Inc.	100% of Class A
Vivint Solar Fund 20 Project Company, LLC	Delaware	Vivint Solar Fund 20 Manager, LLC	100% of Class B
		Antrim Corporation	100% of Class A
Vivint Solar Fund 21 Project Company, LLC	Delaware	Vivint Solar Fund 21 Manager, LLC	100% of Class B
		BAL Investment & Advisory, Inc.	100% of Class A

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Entity	Jurisdiction	Record Owner	Interest
Vivint Solar Fund 22 Project Company, LLC	Delaware	Vivint Solar Fund 22 Manager, LLC	100% of Class B
		Firstar Development, LLC	1% of Class A
		USB RETC Fund 2017-5, LLC	99% of Class A
Vivint Solar Owner V, LLC	Delaware	Vivint Solar Owner V Manager, LLC	100%
Vivint Solar Financing VI, LLC	Delaware	Vivint Solar Financing VI Parent, LLC	100%
Vivint Solar Fund 23 Manager, LLC	Delaware	Vivint Solar Financing VI, LLC	100%
Vivint Solar Fund 24 Manager, LLC	Delaware	Vivint Solar Financing VI, LLC	100%
Vivint Solar Fund 25 Manager, LLC	Delaware	Vivint Solar Financing VI, LLC	100%
Vivint Solar Fund 26 Manager, LLC	Delaware	Vivint Solar Financing VI, LLC	100%
Vivint Solar Fund 27 Manager, LLC	Delaware	Vivint Solar Financing VI, LLC	100%
Vivint Solar Owner I, LLC	Delaware	Vivint Solar Financing VI, LLC	100%
Vivint Solar Fund 23 Project Company, LLC	Delaware	Vivint Solar Fund 23 Manager, LLC	100% of Class B
		Firstar Development, LLC	100% of Class A
Vivint Solar Fund 24 Project Company, LLC	Delaware	Vivint Solar Fund 24 Manager, LLC	100% of Class B
		RBC – VSF 24 Holding Company, LLC	100% of Class A
Vivint Solar Fund 25 Project Company, LLC	Delaware	Vivint Solar Fund 25 Manager, LLC	100% of Class B
		JPM Capital Corporation	100% of Class A
Vivint Solar Fund 26 Project Company, LLC	Delaware	Vivint Solar Fund 26 Manager, LLC	100% of Class B
		RBC – VSF 26 Holding Company, LLC	100% of Class A
Vivint Solar Fund 27 Project Company, LLC	Delaware	Vivint Solar Fund 27 Manager, LLC	100% of Class B
		Firstar Development, LLC	100% of Class A

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Schedule 5.01(p)

Environmental Matters

None.

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Schedule 5.01(s)

Material Documents

Material Project Documents

1.	Management Agreement, dated as of January 5, 2017, between Vivint Solar Financing III, LLC and Vivint Solar Provider, LLC.
2.	Administrative Services Agreement, dated as of February 13, 2015, between Vivint Solar Provider, LLC and Vivint Solar Fund XI Project Company, LLC.
3.

Master Backup Services Agreement, dated as of June 15, 2016, by and between Vivint Solar Provider, LLC and Wells Fargo Bank, National Association together with the Amendment and Joinder Agreement, dated as of November 7, 2016, by and among Vivint Solar Provider, LLC, Vivint Solar Servicer, LLC and Wells Fargo Bank, National Association, as supplemented by (i) Covered Agreement Addendum No. 17, dated as of October 26, 2016, among Vivint Solar Fund XI Project Company, LLC, Vivint Solar Provider, LLC, and Wells Fargo Bank, National Association; (ii) Covered Agreement Addendum No. 14, dated as of August 4, 2016, among Vivint Solar Fund XIII Project Company, LLC, Vivint Solar Provider, LLC, and Wells Fargo Bank, National Association; (iii) Covered Agreement Addendum No. 16, dated as of January 5, 2017, among Vivint Solar Fund XVI Lessor, LLC, VS BC Solar Lessee I, LLC, Vivint Solar Provider, LLC, and Wells Fargo  Bank, National Association; (iv) Covered Agreement Addendum No. 13, dated as of August 4, 2016, among Vivint Solar Fund XVIII Project Company, LLC, Vivint Solar Provider, LLC, and Wells Fargo  Bank, National Association; (v) Covered Agreement Addendum No. 22, dated as of February 21, 2018, by and among Vivint Solar Fund 23 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (vi) Covered Agreement Addendum No. 23, dated as of April 6, 2018, by and among Vivint Solar Fund 24 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (vii) Covered Agreement Addendum No. 24, dated as of July 18, 2018, by and among Vivint Solar Fund 25 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (viii) Covered Agreement Addendum No. 25, dated as of June 3, 2019, among Vivint Solar Fund 26 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (ix) Covered Agreement Addendum No. 26, dated as of February 7, 2020, among Vivint Solar Fund 27 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (x) Covered Agreement Addendum No. 21, dated as of February 2, 2017, among Vivint Solar Owner I, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xi) Covered Agreement Addendum No. 10, dated as of August 4, 2016, among Vivint Solar Elyse Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xii) Covered Agreement Addendum No. 15, dated as of August 17, 2016, among Vivint Solar Fund XV Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xiii) Covered Agreement Addendum No. 16, dated as of November 7, 2016, among Vivint Solar Fund XIX Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xiv) Covered Agreement Addendum No. 16, dated as of November 7, 2016, among Vivint Solar Fund 20 Project Company, LLC, Vivint Solar

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Provider, LLC and Wells Fargo Bank, National Association; (xv) Covered Agreement Addendum No. 20, dated as of December 30, 2016, among Vivint Solar Fund 21 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xvi) Covered Agreement Addendum No. 21, dated as of May 30, 2017, among Vivint Solar Fund 22 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xvii) Covered Agreement Addendum No. 24, dated as of June 4, 2018, among Vivint Solar Owner V, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xviii) Covered Agreement Addendum No. 2, dated as of August 4, 2016, among Vivint Solar Margaux Master Tenant, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xix) Covered Agreement Addendum, No. 3, dated as of August 4, 2016, among Vivint Solar Fund III Master Tenant, LLC, Vivint Solar Provider, LLC, and Wells Fargo Bank, National Association; (xx) Covered Agreement Addendum No. 4, dated as of August 4, 2016, among Vivint Solar Fund Nicole Master Tenant, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xxi) Covered Agreement Addendum No. 5, dated as of August 4, 2016, among Vivint Solar Mia Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xxii) Covered Agreement Addendum No. 6, dated as of August 4, 2016, among Vivint Solar Aaliyah Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xxiii) Covered Agreement Addendum No. 7, dated as of August 4, 2016, among Vivint Solar Rebecca Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xxiv) Covered Agreement Addendum No. 8, dated as of August 4, 2016, among Vivint Solar Hannah Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xxv) Covered Agreement Addendum No. 11, dated as of August 4, 2016, among Vivint Solar Fund X Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; (xxvi) Covered Agreement Addendum No. 12, dated as of August 4, 2016, among Vivint Solar Fund XII Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association; and (xxvii) Covered Agreement Addendum No. 9, dated as of August 4, 2016, among Vivint Solar Fund XIV Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association.

4.	Maintenance Services Agreement, dated as of February 13, 2015, between Vivint Solar Provider, LLC and Vivint Solar Fund XI Project Company, LLC.
5.	Master Engineering, Procurement and Construction Agreement, dated as of February 13, 2015, between Vivint Solar Developer, LLC and Vivint Solar Fund XI Project Company, LLC.
6.	Administrative Services Agreement, dated as of March 26, 2015, between Vivint Solar Provider, LLC and Vivint Solar Fund XIII Project Company, LLC.
7.	Maintenance Services Agreement, dated as of March 26, 2015, between Vivint Solar Provider, LLC and Vivint Solar Fund XIII Project Company, LLC.
8.

Master Engineering, Procurement and Construction Agreement, dated as of March 26, 2015, between Vivint Solar Developer, LLC and Vivint Solar Fund XIII Project Company, LLC, as amended by the First Amendment to Master Engineering, Procurement and Construction Agreement, dated as of June 24, 2015, and as further amended by Second

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Amendment to Master Engineering, Procurement and Construction Agreement, dated as of March 15, 2017.
9.	Administrative Services Agreement, dated as of June 1, 2015, among Vivint Solar Provider, LLC, Vivint Solar Fund XVI Lessor, LLC, and VS BC Solar Lessee I, LLC.
10.	Maintenance Services Agreement, dated as of June 1, 2015, among Vivint Solar Provider, LLC, Vivint Solar Fund XVI Lessor, LLC and VS BC Solar Lessee I, LLC.
11.	Master Solar Asset Sale Agreement, dated as of June 1, 2015, between Vivint Solar Developer, LLC and Vivint Solar Fund XVI Lessor, LLC.
12.

Administrative Services Agreement, dated as of May 11, 2015, between Vivint Solar Provider, LLC and Vivint Solar Fund XVIII Project Company, LLC, as amended by the Amendment to Administrative Services Agreement, dated as of August 4, 2016.

13.	Maintenance Services Agreement, dated as of May 11, 2015, between Vivint Solar Provider, LLC and Vivint Solar Fund XVIII Project Company, LLC.
14.

Master Engineering, Procurement and Construction Agreement, dated as of May 11, 2015, between Vivint Solar Developer, LLC and Vivint Solar Fund XVIII Project Company, LLC, as amended by Amendment No. 1, dated as of December 23, 2015, as further amended by Amendment No. 2, dated as of March 29, 2016, as further amended by Amendment No. 3, dated as of October 14, 2016 and as further amended by Amendment No. 4, dated as of October 26, 2017.

15.	Administrative Services Agreement, dated as of February 21, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 23 Project Company, LLC.
16.	Maintenance Services Agreement, dated as of February 21, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 23 Project Company, LLC.
17.

Master Engineering, Procurement and Construction Agreement, dated as of February 21, 2018, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 23 Project Company, LLC, as amended by First Amendment to Master Engineering, Procurement and Construction Agreement, dated as of May 28, 2019.

18.	Administrative Services Agreement, dated as of April 6, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 24 Project Company, LLC.
19.	Maintenance Services Agreement, dated as of April 6, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 24 Project Company, LLC.
20.

Master Engineering, Procurement and Construction Agreement, dated as of April 6, 2018, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 24 Project Company, LLC, as amended by First Omnibus Amendment to Master Engineering, Procurement and Construction Agreement and Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 24 Project Company, LLC, dated as of October 30, 2019, by and among RBC-VSF 24 Holding Company, LLC, Vivint Solar Fund 24 Manager, LLC, Vivint Solar Developer, LLC and Vivint Solar Fund 24 Project Company, LLC.

21.	Administrative Services Agreement, dated as of July 18, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 25 Project Company, LLC.

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22.	Maintenance Services Agreement, dated as of July 18, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 25 Project Company, LLC.
23.

Amended and Restated Master Engineering, Procurement and Construction Agreement, dated as of February 15, 2019, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 25 Project Company, LLC.

24.	Master Engineering, Procurement and Construction Agreement, dated as of July 18, 2018, between Vivint Solar Developer, LLC and Vivint Solar Fund 25 Project Company, LLC.
25.	Administrative Services Agreement, dated as of June 3, 2019, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 26 Project Company, LLC.
26.	Maintenance Services Agreement, dated as of June 3, 2019, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 26 Project Company, LLC.
27.

Master Engineering, Procurement and Construction Agreement, dated as of June 3, 2019, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 26 Project Company, LLC, as amended by First Amendment to Master Engineering, Procurement and Construction Agreement, dated as of April 1, 2020.

28.	Administrative Services Agreement, dated as of February 7, 2020, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 27 Project Company, LLC.
29.	Maintenance Services Agreement, dated as of February 7, 2020, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 27 Project Company, LLC.
30.	Master Engineering, Procurement and Construction Agreement, dated as of February 7, 2020, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 27 Project Company, LLC.
31.	Master Purchase Agreement, dated as of July 18, 2016, by and between Vivint Solar Developer, LLC and Vivint Solar Owner I, LLC.
32.	Maintenance Services Agreement, dated as of December 31, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Owner I, LLC.
33.

Administrative Services Agreement, dated as of July 3, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Elyse Project Company, LLC, as amended by Amendment No. 1 to Administrative Services Agreement, dated as of June 30, 2015 and Amendment No. 2 to Administrative Services Agreement, dated as of August 3, 2016.

34.

Master Engineering, Procurement and Construction Agreement, dated as of July 3, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Elyse Project Company, LLC, as amended by Amendment No. 1 to Master Engineering, Procurement and Construction Agreement, dated as of July 22, 2014, Amendment No. 2 to Master Engineering, Procurement and Construction Agreement, dated as of December 30, 2014, Amendment No. 3 to Master Engineering, Procurement and Construction Agreement, dated as of May 11, 2015 and Amendment No. 4 to Master Engineering, Procurement and Construction Agreement, dated as of June 30, 2015.

35.	Maintenance Services Agreement, dated as of July 3, 2014, between Vivint Solar Provider, LLC and Vivint Solar Elyse Project Company, LLC.

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36.	Administrative Services Agreement, dated as of May 20, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XV Project Company, LLC.
37.	Maintenance Services Agreement, dated as of May 20, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XV Project Company, LLC.
38.	Master Engineering, Procurement and Construction Agreement, dated as of May 20, 2016, by and between Vivint Solar Developer, LLC and Vivint Solar Fund XV Project Company, LLC.
39.	Administrative Services Agreement, dated as of November 7, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XIX Project Company, LLC.
40.	Maintenance Services Agreement, dated as of November 7, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XIX Project Company, LLC.
41.	Master Engineering, Procurement and Construction Agreement, dated as of November 7, 2016, by and between Vivint Solar Developer, LLC and Vivint Solar Fund XIX Project Company, LLC.
42.	Software License Agreement, dated as of November 7, 2016, between Vivint Solar, Inc. and Vivint Solar Servicer, LLC.
43.	Sponsor Services Agreement, dated as of November 7, 2016, between Vivint Solar, Inc. and Vivint Solar Servicer, LLC.
44.	Administrative Services Agreement, dated as of November 7, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 20 Project Company, LLC.
45.	Maintenance Services Agreement, dated as of November 7, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 20 Project Company, LLC.
46.

Master EPC Agreement, dated as of November 7, 2016, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 20 Project Company, LLC, as amended by Amendment No. 1 to Master EPC Agreement, dated as of November 14, 2017.

47.	Administrative Services Agreement, dated as of December 30, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 21 Project Company, LLC.
48.	Maintenance Services Agreement, dated as of December 30, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 21 Project Company, LLC.
49.

Master Engineering, Procurement and Construction Agreement, dated as of December 30, 2016, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 21 Project Company, LLC, as amended by Amendment No. 1 to Master Engineering, Procurement and Construction Agreement, dated as of June 12, 2017 and Amendment No. 2 to Master Engineering, Procurement and Construction Agreement, dated as of October 27, 2017.

50.	Administrative Services Agreement, dated as of May 30, 2017, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 22 Project Company, LLC.
51.	Maintenance Services Agreement, dated as of May 30, 2017, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 22 Project Company, LLC.

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52.	Master Engineering, Procurement and Construction Agreement, dated as of May 30, 2017, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 22 Project Company, LLC.
53.

Maintenance Services Agreement, dated as of October 3, 2012, by and between Vivint Solar Provider, LLC and Vivint Solar Margaux Owner, LLC, as amended by First Amendment to Maintenance Services Agreement, dated as of October 2, 2013 and as further amended by the Second Amendment to Maintenance Services Agreement, dated as of August 1, 2016.

54.

Maintenance Services Agreement, dated as of June 28, 2013, by and between Vivint Solar Provider, LLC and Vivint Solar Fund III Owner, LLC, as amended by First Amendment to Maintenance Services Agreement, dated as of August 1, 2016.

55.	Maintenance Services Agreement, dated as of April 29, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Nicole Owner, LLC.
56.	Administrative Services Agreement, dated as of August 4, 2016, by and between Vivint Solar Mia Manager, LLC and Vivint Solar Mia Project Company, LLC.
57.

Maintenance Services Agreement, dated as of July 16, 2013, by and between Vivint Solar Provider, LLC and Vivint Solar Mia Project Company, LLC, as amended by First Amendment to Maintenance Services Agreement, dated as of April 15, 2015 and Second Amendment to Maintenance Services Agreement, dated as of August 4, 2016.

58.

Development, EPC and Purchase Agreement, dated as of July 16, 2013, by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Mia Project Company, LLC, as amended by First Amendment to Development, EPC and Purchase Agreement, dated as of January 12, 2014, Second Amendment to Development, EPC and Purchase Agreement, dated as of April 25, 2014 and Third Amendment to Development, EPC and Purchase Agreement, dated as of April 15, 2015.

59.	Administrative Services Agreement, dated as of August 4, 2016, by and between Vivint Solar Aaliyah Manager, LLC and Vivint Solar Aaliyah Project Company, LLC.
60.

Maintenance Services Agreement, dated as of November 3, 2015, by and between Vivint Solar Provider, LLC and Vivint Solar Aaliyah Project Company, LLC, as amended by First Amendment to Maintenance Services Agreement, dated as of April 15, 2015 and Second Amendment to Maintenance Services Agreement, dated as of August 4, 2016.

61.

Development, EPC and Purchase Agreement, dated as of November 5, 2013, by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Aaliyah Project Company, LLC, as amended by First Amendment to Development, EPC and Purchase Agreement, dated as of January 13, 2014, Second Amendment to Development, EPC and Purchase Agreement, dated as of February 13, 2014 and Third Amendment to Development, EPC and Purchase Agreement, dated as of April 15, 2015.

62.	Administrative Services Agreement, dated as of August 4, 2016, by and between Vivint Solar Rebecca Manager, LLC and Vivint Solar Rebecca Project Company, LLC.
63.	Maintenance Services Agreement, dated as of February 13, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Rebecca Project Company, LLC, as amended by

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First Amendment to Maintenance Services Agreement, dated as of April 15, 2015 and Second Amendment to Maintenance Services Agreement, dated as of August 4, 2016.
64.

Development, EPC and Purchase Agreement, dated as of February 13, 2014, by and among Vivint Solar Developer, LLC, Vivint Solar, Inc. and Vivint Solar Rebecca Project Company, LLC, as amended by First Amendment to Development, EPC and Purchase Agreement, dated as of April 15, 2015.

65.

Maintenance Services Agreement, dated as of February 14, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Hannah Project Company, LLC, as amended by First Amendment to Maintenance Services Agreement, dated as of August 2, 2016.

66.

Master EPC Agreement, dated as of February 14, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Hannah Project Company, LLC, as amended by Amendment No. 1 to Master EPC Agreement, dated as of June 17, 2015 and effective as of May 31, 2015.

67.	Administrative Services Agreement, dated as of September 17, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Fund X Project Company, LLC.
68.	Maintenance Services Agreement, dated as of September 17, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Fund X Project Company, LLC.
69.

Master Engineering, Procurement and Construction Agreement, dated as of September 17, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Fund X Project Company, LLC, as amended by Amendment No. 1 to Master Engineering, Procurement and Construction Agreement, dated as of March 10, 2016.

70.

Maintenance Services Agreement, dated as of October 3, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XII Project Company, LLC, as amended by First Amendment to Maintenance Services Agreement, dated as of August 3, 2016.

71.

Master Purchase Agreement, dated as of October 3, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Fund XII Project Company, LLC, as amended by Amendment No. 1 to Master Purchase Agreement, dated as of December 2, 2014, Amendment No. 2 to Master Purchase Agreement, dated as of December 9, 2014, Amendment No. 3 to Master Purchase Agreement, dated as of August 17, 2016.

72.

Administrative Services Agreement, dated as of December 18, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XIV Project Company, LLC, as amended by First Amendment to Administrative Services Agreement, dated as of August 2, 2016.

73.	Maintenance Services Agreement, dated as of December 18, 2014, by and between Vivint Solar Provider, LLC and Vivint Solar Fund XIV Project Company, LLC.
74.	Master EPC Agreement, dated as of December 18, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Fund XIV Project Company, LLC.

Tax Equity Documents

1.	Limited Liability Company Agreement of Vivint Solar Fund XI Project Company, LLC, dated as of February 13, 2015, between Vivint Solar Fund XI Manager, LLC, Firstar

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Development, LLC and USB VS SIF, LLC, as amended by the First Amendment to Limited Liability Company Agreement, dated as of May 7, 2015, and as further amended by the Second Amendment to Limited Liability Company Agreement, dated as of April 8, 2016, and as further amended by the Third Amendment to Limited Liability Company Agreement, dated as of May 13, 2016, and as further amended by Amendment No. 4 to Vivint Solar Fund XI Project Company LLC Limited Liability Company Agreement, dated as of October 26, 2016, and as further amended by Fifth Amendment to Limited Liability Company Agreement of Vivint Solar Fund XI Project Company LLC, dated as of March 14, 2017 and effective as of December 31, 2016.

2.	Guaranty, dated as of February 13, 2015, made by Vivint Solar, Inc. in favor of Firstar Development, LLC and USB VS SIF, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.
3.

Limited Liability Company Agreement of Vivint Solar Fund XIII Project Company, LLC, dated as of March 26, 2015, between Vivint Solar Fund XIII Manager, LLC and Firstar Development, LLC, as amended by the First Amendment to Limited Liability Company Agreement, dated as of March 31, 2015, as further amended by the Second Amendment to Limited Liability Company Agreement, dated as of June 24, 2015, as further amended by the Amendment No. 3 to Limited Liability Company Agreement, dated as of July 25, 2016, and as further amended by the Fourth Amendment to Limited Liability Company Agreement, dated as of April 17, 2017.

4.	Guaranty, dated as of March 26, 2015, made by Vivint Solar, Inc. in favor of Firstar Development, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.
5.

Consent Agreement, dated as of July 13, 2016, among Vivint Solar Fund III Manager, LLC, Vivint Solar Fund XIII Manager, LLC, Vivint Solar Liberty Manager, LLC, Vivint Solar Margaux Manager, LLC, Vivint Solar Nicole Manager, LLC, Vivint Solar Developer, LLC and Firstar Development, LLC.

6.	Limited Liability Company Agreement of Vivint Solar Fund XVI Lessor, LLC, dated as of June 1, 2015, among Vivint Solar Fund XVI Manager, LLC, Michelle A. Dreyer and James L. Grier.
7.	Master Lease Agreement, dated as of June 1, 2015, between Vivint Solar Fund XVI Lessor, LLC and VS BC Solar Lessee I, LLC.
8.	Security Agreement, dated as of June 1, 2015, between VS BC Solar Lessee I, LLC, and Vivint Solar Fund XVI Lessor, LLC.
9.	Depositary Agreement, dated as of June 1, 2015, between VS BC Solar Lessee I, LLC and Vivint Solar Fund XVI Lessor, LLC, as amended by Amendment to Depositary Agreement, dated as of March 10, 2016.
10.

Deposit Account Control Agreement, dated as of June 1, 2015, among VS BC Solar Lessee I, LLC, Vivint Solar Fund XVI Lessor, LLC, and Zions First National Bank, as amended by Amendment to Depositary Agreement, dated as of March 10, 2016.

11.	Guaranty, dated as of June 1, 2015, made by Vivint Solar, Inc. in favor of VS BC Solar Lessee I, LLC.

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12.	Tax Indemnity Agreement, dated as of June 1, 2015, among Vivint Solar, Inc., Barclays Capital Holdings Inc., Citicorp North America Inc. and VS BC Solar Lessee I, LLC.
13.	Limited Liability Company Agreement of VS BC Solar Lessee I, LLC, dated as of June 1, 2015, among Barclays Capital Holdings Inc. and Citicorp North America, Inc.
14.

Limited Liability Company Agreement of Vivint Solar Fund XVIII Project Company, LLC, dated as of May 11, 2015, between Vivint Solar Fund XVIII Manager, LLC and BAL Investment & Advisory, Inc., as amended by Amendment No. 1 to Vivint Solar Fund XVIII Project Company LLC Limited Liability Company Agreement, dated as of  December 9, 2015, as further amended by Amendment No. 2 to Vivint Solar Fund XVIII Project Company LLC Limited Liability Company Agreement, dated as of March 29, 2016, as further amended by Amendment No. 3, dated as of May 24, 2016, as further amended by Amendment No. 4 to Vivint Solar Fund XVIII Project Company LLC Limited Liability Company Agreement, dated as of August 4, 2016, as further amended by Amendment No. 5 to Vivint Solar Fund XVIII Project Company LLC Limited Liability Company Agreement, dated as of October 17, 2016 and as further amended by Amendment No. 6 to Vivint Solar Fund XVIII Project Company LLC Limited Liability Company Agreement, dated as of October 26, 2017.

15.	Guaranty, dated as of May 11, 2015, made by Vivint Solar, Inc. in favor of BAL Investment & Advisory, Inc.
16.

Amended and Restated Limited Liability Company Agreement, dated as of February 21, 2018, by and between Firstar Development, LLC and Vivint Solar Fund 23 Manager, LLC, as amended by First Amendment to Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 23 Project Company, LLC, dated as of May 28, 2019.

17.	Guaranty, dated and effective as of February 21, 2018, by Vivint Solar, Inc. in favor of Firstar Development, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.
18.

Amended and Restated Limited Liability Company Agreement, dated as of April 6, 2018, by and among RBC – VSF 24 Holding Company, LLC and Vivint Solar Fund 24 Manager, LLC, as amended by First Omnibus Amendment to Master Engineering, Procurement and Construction Agreement and Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 24 Project Company, LLC, dated as of October 30, 2019, by and among RBC-VSF 24 Holding Company, LLC, Vivint Solar Fund 24 Manager, LLC, Vivint Solar Developer, LLC and Vivint Solar Fund 24 Project Company, LLC.

19.	Guaranty, dated and effective as of April 6, 2018, by Vivint Solar, Inc. in favor of RBC – VSF 24 Holding Company, LLC.
20.	Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 25 Project Company, LLC, dated as of July 18, 2018, between Vivint Solar Fund 25 Manager, LLC and JPM Capital Corporation.
21.	Second Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 25 Project Company, LLC, dated as of February 15, 2019.
22.	Guaranty, dated and effective as of July 18, 2018, by Vivint Solar, Inc. in favor of JPM Capital Corporation.

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23.	Deposit Account Control Agreement, dated as of July 18, 2018, by and among KeyBank National Association, JPM Capital Corporation and Vivint Solar Fund 25 Project Company, LLC.
24.

Amended & Restated Limited Liability Company Agreement of Vivint Solar Fund 26 Project Company, LLC, dated as of June 3, 2019, by and between RBC – VSF 26 Holding Company, LLC and Vivint Solar Fund 26 Manager, LLC, as amended by First Amendment to Amended & Restated Limited Liability Company Agreement of Vivint Solar Fund 26 Project Company, LLC, dated as of April 1, 2020.

25.	Guaranty, dated as of June 3, 2019, by Vivint Solar, Inc. in favor of RBC – VSF 26 Holding Company, LLC.
26.

Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 27 Project Company, LLC, dated as of February 7, 2020, by and between Firstar Development, LLC and Vivint Solar Fund 27 Manager, LLC.

27.	Guaranty, dated as of February 7, 2020, by Vivint Solar, Inc. in favor of Firstar Development, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.
28.

Limited Liability Company Agreement of Vivint Solar Elyse Project Company, LLC, dated as of July 3, 2014, by and between BAL Investment & Advisory, Inc. and Vivint Solar Elyse Manager, LLC, as amended by Amendment No. 1 to Vivint Solar Elyse Project Company, LLC Limited Liability Company Agreement, dated as of July 22, 2014, Amendment No. 2 to Vivint Solar Elyse Project Company, LLC Limited Liability Company Agreement, dated as of December 30, 2014, Amendment No. 3 to Vivint Solar Elyse Project Company, LLC Limited Liability Company Agreement, dated as of May 11, 2015, Amendment No. 4 to Limited Liability Company Agreement, dated as of June 30, 2015, Amendment No. 5 to Vivint Solar Elyse Project Company, LLC Limited Liability Company Agreement, dated as of August 4, 2016 and Amendment No. 6 to Vivint Solar Elyse Project Company, LLC Limited Liability Company Agreement, dated as of October 26, 2017.

29.	Guaranty, dated as of July 3, 2014, by Vivint Solar, Inc. in favor of BAL Investment & Advisory, Inc.
30.

Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund XV Project Company, LLC, dated as of May 20, 2016, by and between Morgan Stanley Renewables Inc. and Vivint Solar Fund XV Manager, LLC, as amended by Amendment No. 1 to Vivint Solar Fund XV Project Company, LLC Amended and Restated Limited Liability Company Agreement, dated as of July 15, 2016.

31.	Guaranty, dated as of May 20, 2016, by Vivint Solar, Inc. in favor of Morgan Stanley Renewables Inc.
32.

Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund XIX Project Company, LLC, dated as of November 7, 2016, by and between Citicorp North America, Inc. and Vivint Solar Fund XIX Manager, LLC.

33.	Guaranty, dated as of November 7, 2016, by Vivint Solar, Inc. in favor of Citicorp North America, Inc.

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34.

Limited Liability Company Agreement of Vivint Solar Fund 20 Project Company, LLC, dated as of November 7, 2016, by and between Antrim Corporation and Vivint Solar Fund 20 Manager, LLC, as amended by Amendment No. 1 to Vivint Solar Fund 20 Project Company, LLC Limited Liability Company Agreement, dated as of November 14, 2017.

35.	Guaranty, dated as of November 7, 2016, by Vivint Solar, Inc. in favor of Antrim Corporation.
36.	Deposit Account Control Agreement, dated as of November 7, 2016, between KeyBank National Association and Vivint Solar Fund 20 Project Company, LLC.
37.

Amended & Restated Limited Liability Company Agreement of Vivint Solar Fund 21 Project Company, LLC, dated as of December 30, 2016, by and between BAL Investment & Advisory, Inc. and Vivint Solar Fund 21 Manager, LLC, as amended by Amendment No. 1 to Limited Liability Company Agreement of Vivint Solar Fund 21 Project Company, LLC, dated as of October 26, 2017.

38.	Guaranty, dated as of December 30, 2016, by Vivint Solar, Inc. in favor of BAL Investment & Advisory, Inc.
39.

Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 22 Project Company, LLC, dated as of May 30, 2017, by and among Firstar Development, LLC, USB RETC Fund 2017-5, LLC and Vivint Solar Fund 22 Manager, LLC, as amended by First Amendment to Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 22 Project Company, LLC, dated as of August 3, 2017 and Second Amendment to Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 22 Project Company, LLC, dated as of December 21, 2017

40.	Guaranty, dated as of May 30, 2017, by Vivint Solar, Inc. in favor of USB RETC Fund 2017-5, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.
41.	Master Lease, dated as of October 3, 2012, by and between Vivint Solar Margaux Owner, LLC and Vivint Solar Margaux Master Tenant, LLC.
42.	Pass-Through Agreement, dated as of October 3, 2012, by and between Vivint Solar Margaux Owner, LLC and Vivint Solar Margaux Master Tenant, LLC.
43.	Guaranty, dated as of October 3, 2012, by and between Firstar Development, LLC and Vivint Solar, Inc., as amended by the First Amendment to Guaranty dated as of May 7, 2020.
44.

Operating Agreement of Vivint Solar Margaux Owner, LLC, dated as of October 3, 2012, by and between Vivint Solar Margaux Manager, LLC and Vivint Solar Margaux Master Tenant, LLC, as amended by Amendment No. 1 to Vivint Solar Margaux Owner, LLC Operating Agreement, dated as of August 1, 2016, and Amendment No. 2 to Vivint Solar Margaux Owner, LLC Operating Agreement, dated as of July 17, 2017.

45.

Operating Agreement of Vivint Solar Margaux Master Tenant, LLC, dated as of October 3, 2012, by and between Vivint Solar Margaux Manager, LLC and Firstar Development, LLC, as amended by Amendment No. 1 to Vivint Solar Margaux Master Tenant, LLC Operating Agreement, dated as of August 1, 2016, and Amendment No. 2 to Vivint Solar Margaux Master Tenant, LLC Operating Agreement, dated as of July 17, 2017.

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46.	Equity Capital Contribution Agreement, dated as of October 3, 2012, by and among Vivint Solar Developer, LLC, Vivint Solar Margaux Manager, LLC and Vivint Solar Margaux Owner, LLC.
47.	Master Limited Warranty Agreement, dated as of October 3, 2012, by and between Vivint Solar Developer, LLC and Vivint Solar Margaux Owner, LLC.
48.	Guaranty, dated as of February 13, 2015, by Vivint Solar, Inc. in favor of Firstar Development, LLC.
49.

Master Lease, dated as of June 28, 2013, by and between Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Master Tenant, LLC, as amended by First Amendment to Master Lease, dated as of October 2, 2013.

50.	Pass-Through Agreement, dated as of June 28, 2013, by and between Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Master Tenant, LLC.
51.

Guaranty, dated as of June 28, 2013, between Firstar Development, LLC, Vivint Solar Fund III Master Tenant, LLC, Vivint Solar Developer, LLC and Vivint Solar, Inc., as amended by the First Amendment to Guaranty dated as of May 7, 2020.

52.

Operating Agreement of Vivint Solar Fund III Owner, LLC, dated as of June 28, 2013, by and between Vivint Solar Fund III Manager, LLC and Vivint Solar Fund III Master Tenant, LLC, as amended by First Amendment to Operating Agreement of Vivint Solar Fund III Owner, LLC, dated as of October 2, 2013, as further amended by Second Amendment to the Vivint Solar Fund III Owner, LLC Operating Agreement, dated as of August 1, 2016, and as further amended by Amendment No. 3 to Vivint Solar Fund III Operating, LLC Agreement, dated as of July 17, 2017.

53.

Operating Agreement of Vivint Solar Fund III Master Tenant, LLC, dated as of June 28, 2013, by and between Vivint Solar Fund III Manager, LLC and Firstar Development, LLC, as amended by First Amendment to Operating Agreement of Vivint Solar Fund III Master Tenant, LLC, dated as of October 2, 2013, as further amended by Second Amendment to Vivint Solar Fund III Master Tenant, LLC Operating Agreement, dated as of August 1, 2016, and as further amended by Amendment No. 3 to Vivint Solar Fund III Master Tenant, LLC Operating Agreement, dated as of July 17, 2017.

54.	Guaranty, dated as of February 13, 2015, by Vivint Solar, Inc. in favor of Firstar Development, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.
55.

Equity Capital Contribution Agreement, dated as of June 28, 2013, among Vivint Solar Developer, LLC, Vivint Solar Fund III Owner, LLC and Vivint Solar Fund III Manager, LLC, as amended by the First Amendment, dated as of October 2, 2013.

56.	Master Limited Warranty Agreement, dated as of June 28, 2013, between Vivint Solar Developer, LLC and Vivint Solar Fund III Owner, LLC, as amended by the First Amendment, dated as of October 2, 2013.
57.	Master Lease, dated as of April 29, 2014, by and between Vivint Solar Nicole Owner, LLC and Vivint Solar Nicole Master Tenant, LLC.

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58.	Pass-Through Agreement, dated as of April 29, 2014, by and between Vivint Solar Nicole Owner, LLC and Vivint Solar Nicole Master Tenant, LLC.
59.

Operating Agreement of Vivint Solar Nicole Owner, LLC, dated as of April 29, 2014, by and between Vivint Solar Nicole Manager, LLC and Vivint Solar Nicole Master Tenant, LLC, as amended by Amendment No. 1 to Vivint Solar Nicole Owner, LLC Operating Agreement, dated as of August 1, 2016 and as further amended by Amendment No. 2 to Vivint Solar Operating Agreement, dated as of July 17, 2017.

60.

Operating Agreement of Vivint Solar Fund Nicole Master Tenant, LLC, dated as of April 29, 2014, by and between Vivint Solar Nicole Manager, LLC and Firstar Development, LLC, as amended by First Amendment to Operating Agreement of Vivint Solar Master Tenant, LLC, dated as of April 8, 2016, as further amended by Amendment No. 1 to Vivint Solar Nicole Master Tenant, LLC Operating Agreement, dated as of August 1, 2016 and as further amended by Amendment No. 3 to Vivint Solar Nicole Master Tenant, LLC Operating Agreement, dated as of July 17, 2017.

61.

Equity Capital Contribution Agreement, dated as of April 29, 2014, by and among Vivint Solar Developer, LLC, Vivint Solar Nicole Manager, LLC and Vivint Solar Nicole Owner, LLC, as amended by First Amendment to Equity Capital Contribution Agreement, dated as of April 8, 2016.

62.	Master Limited Warranty Agreement, dated as of April 29, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Nicole Owner, LLC.
63.	Guaranty, dated as of April 29, 2014, by and among Firstar Development, LLC, Vivint Solar Nicole Master Tenant, LLC, Vivint Solar Developer, LLC and Vivint Solar Holdings, Inc.
64.

Guaranty, dated as of February 13, 2015, by Vivint Solar, Inc. in favor of Firstar Development, LLC and Vivint Solar Nicole Master Tenant, LLC, as amended by the First Amendment to Guaranty dated as of May 7, 2020.

65.

Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, dated as of July 16, 2013, by and between Blackstone Holdings Finance Co. L.L.C. and Vivint Solar Mia Manager, LLC, as amended by First Amendment to Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, executed as of September 12, 2013, Second Amendment to Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, dated as of August 31, 2013, Third Amendment to Limited Liability Company Agreement of Vivint Solar Mia Project Company, LLC, dated as of April 15, 2015, Amendment No. 4 to Vivint Solar Mia Project Company, LLC Limited Liability Company Agreement, dated as of August 4, 2016 and Amendment No. 5 to Vivint Solar Mia Project Company, LLC Limited Liability Company Agreement, dated as of August 29, 2017.

66.

Guaranty, dated as of July 16, 2013, by Vivint Solar, Inc. in favor of Stoneco IV Corporation and Vivint Solar Mia Project Company, LLC, as amended by Amendment to Guaranty, dated as of August 4, 2016.

67.

Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC, dated as of November 5, 2013, by and between Stoneco IV Corporation and Vivint Solar Aaliyah Manager, LLC, as amended by First Amendment to Limited Liability Company

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Agreement of Vivint Solar Aaliyah Project Company, LLC, dated as of January 13, 2014, Second Amendment to Limited Liability Company Agreement of Vivint Solar Aaliyah Project Company, LLC, dated as of April 15, 2015, Third Amendment to Vivint Solar Aaliyah Project Company, LLC Limited Liability Company Agreement, dated as of April 4, 2016 and Fourth Amendment to Vivint Solar Aaliyah Project Company, LLC Limited Liability Company Agreement, dated as of August 29, 2017.

68.

Guaranty, dated as of November 5, 2013, by Vivint Solar, Inc. in favor of Stoneco IV Corporation and Vivint Solar Aaliyah Project Company, LLC, as amended by Amendment to Guaranty, dated as of August 4, 2016.

69.

Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC, dated as of February 13, 2014, by and between Blackstone Holdings I L.P. and Vivint Solar Rebecca Manager, LLC, as amended by First Amendment to Limited Liability Company Agreement of Vivint Solar Rebecca Project Company, LLC, dated as of April 15, 2015, Amendment No. 2 to Vivint Solar Rebecca Project Company, LLC Limited Liability Company Agreement, dated as of August 4, 2016 and Amendment No. 3 to Vivint Solar Rebecca Project Company, LLC Limited Liability Company Agreement, dated as of August 29, 2017.

70.

Guaranty, dated as of February 13, 2014, by Vivint Solar, Inc. in favor of Blackstone Holdings I L.P. and Vivint Solar Rebecca Project Company, LLC, as amended by Amendment to Guaranty, dated as of August 4, 2016.

71.

Limited Liability Company Agreement of Vivint Solar Hannah Project Company, LLC, dated as of February 14, 2014, by and between Antrim Corporation and Vivint Solar Hannah Manager, LLC, as amended by Amendment No. 1 to Limited Liability Company Agreement of Vivint Solar Hannah Project Company, LLC, dated as of March 28, 2014, Amendment No. 2 to Limited Liability Company Agreement of Vivint Solar Hannah Project Company, LLC, dated as of June 30, 2014, Amendment No. 3 to Vivint Solar Hannah Project Company, LLC Limited Liability Company Agreement, dated as of June 15, 2015 and Amendment No. 4 to Vivint Solar Hannah Project Company, LLC Limited Liability Company Agreement, dated as of August 2, 2016.

72.	Guaranty, dated as of February 14, 2014, by Vivint Solar, Inc. in favor of Antrim Corporation.
73.

Limited Liability Company Agreement of Vivint Solar Fund X Project Company, LLC, dated as of September 17, 2014, by and between Visigoth Energy Holding Company, LLC and Vivint Solar Fund X Manager, LLC, as amended by Amendment No. 1 to Limited Liability Company Agreement, dated as of March 10, 2016, Amendment No. 2 to Limited Liability Company Agreement, dated as of October 31, 2016 and Amendment No. 3 to Vivint Solar Fund X Project Company, LLC Limited Liability Company Agreement, dated as of September 27, 2017.

74.	Guaranty, dated as of September 17, 2014, by Vivint Solar, Inc. in favor of Visigoth Energy Holding Company, LLC.
75.	Limited Liability Company Agreement of Vivint Solar Fund XII Project Company, LLC, dated as of October 3, 2014, by and between RA Solar, LLC and Vivint Solar Fund XII

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Manager, LLC, as amended by Amendment No. 1 to Vivint Solar Fund XII Project Company, LLC Limited Liability Company Agreement, dated as of September 14, 2017.
76.

Limited Liability Company Agreement of Vivint Solar Fund XIV Project Company, LLC, dated as of December 18, 2014, by and between Antrim Corporation and Vivint Solar Fund XIV Manager, LLC, as amended by Amendment No. 1 to the Limited Liability Company Agreement of Vivint Solar Fund XIV Project Company, LLC, dated as of April 28, 2015, Amendment No. 2 to Vivint Solar Fund XIV Project Company, LLC Limited Liability Company Agreement, dated as of August 2, 2016 and Amendment No. 3 to Vivint Solar Fund XIV Project Company, LLC Limited Liability Company Agreement, dated as of November 7, 2016.

77.	Guaranty, dated as of December 18, 2014, by Vivint Solar, Inc. in favor of Antrim Corporation.
78.	Control Agreement, dated as of December 18, 2014, among Vivint Solar Fund XIV Project Company, LLC, Vivint Solar Fund XIV Manager, LLC, Antrim Corporation and Zions First National Bank.

Permitted Subsidiary Debt Documents

1.

Fixed Rate Loan Agreement, dated as of January 5, 2017, by and among Vivint Solar Financing III, LLC, a Delaware limited liability company, Wells Fargo, National Association, as Administrative Agent and the lenders party thereto from time to time and any guaranties of such indebtedness provided by subsidiaries of Vivint Solar Financing III, LLC and each other Loan Document (as defined therein).

2.

Credit Agreement, dated as of August 6, 2019, by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company, Bank of America, N.A., as Administrative Agent and Collateral Agent, the lenders from time to time party thereto and each other person from time to time party thereto and each other Transaction Document (as defined therein).

3.

Note Purchase Agreement, dated as of June 4, 2018, by and among Vivint Solar Financing V, LLC, a Delaware limited liability company, Credit Suisse Securities (USA) LLC, Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. and subject to that certain Indenture, dated as of June 11, 2018, by and between Vivint Solar Financing V, LLC and Wells Fargo Bank, National Association and each other Transaction Document (as defined therein).

4.

Note Purchase Agreement, dated as of June 11, 2018, by and between Vivint Solar Financing IV, LLC, a Delaware limited liability company, and GIFS Capital Company, LLC and subject to that certain Indenture, dated as of June 11, 2018, by and between Vivint Solar Financing IV, LLC and Wells Fargo Bank, National Association and each other Transaction Document (as defined therein).

Affiliate SREC Contracts

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1.

REC Purchase Agreement, dated as of February 13, 2015, between Vivint Solar Fund XI Project Company, LLC and Vivint Solar SREC Guarantor III, LLC (as successor-in-interest to Vivint Solar Developer, LLC pursuant to the Assignment and Assumption Agreement, dated as of January 5, 2017, between Vivint Solar Developer, LLC and Vivint Solar SREC Guarantor III, LLC, and acknowledged by Vivint Solar Fund XI Project Company, LLC, Firstar Development, LLC, USB VS SIF, LLC, Vivint Solar Fund XI Manager, LLC and the Collateral Agent) (collectively, the “Fund XI SREC Transfer Agreement”).

2.

REC Purchase Agreement, dated as of March 26, 2015, between Vivint Solar Fund XIII Project Company, LLC and Vivint Solar SREC Guarantor III, LLC (as successor-in-interest to Vivint Solar Developer, LLC pursuant to the Assignment and Assumption Agreement, dated as of January 5, 2017, between Vivint Solar Developer, LLC and Vivint Solar SREC Guarantor III, LLC, and acknowledged by Vivint Solar Fund XIII Project Company, LLC, Firstar Development, LLC, Vivint Solar Fund XIII Manager, LLC and the Collateral Agent) (collectively, the “Fund XIII SREC Transfer Agreement”).

3.

REC Purchase Agreement, dated as of January 5, 2017, between Vivint Solar Fund XVI Lessor, LLC and Vivint Solar SREC Guarantor III, LLC, and acknowledged and agreed by the Collateral Agent (the “Fund XVI SREC Transfer Agreement”).

4.

SREC Transfer Agreement, dated as of August 4, 2016, among Vivint Solar Fund XVIII Project Company, LLC and Vivint Solar SREC Guarantor III, LLC (as successor-in-interest to Vivint Solar Aggregator, LLC pursuant to the Assignment and Assumption Agreement, dated as of January 5, 2017, between Vivint Solar Aggregator, LLC and Vivint Solar SREC Guarantor III, LLC, and acknowledged by Vivint Solar Fund XVIII Project Company, LLC, BAL Investment & Advisory, Inc. and Vivint Solar Fund XVIII Manager, LLC), and acknowledged and agreed by BAL Investment & Advisory Inc., Vivint Solar Fund XVIII Manager, LLC and the Collateral Agent (collectively, the “Fund XVIII SREC Transfer Agreement”).

5.	REC Purchase Agreement, dated as of February 21, 2018 between Vivint Solar SREC Financing, LLC and Vivint Solar Fund 23 Project Company, LLC.
6.	REC Purchase and Sale Agreement, dated as of July 18, 2018, between Vivint Solar Fund 25 Project Company, LLC and Vivint Solar SREC Aggregator, LLC.
7.	REC Purchase Agreement, dated as of February 7, 2020, by and between Vivint Solar SREC Financing, LLC and Vivint Solar Fund 27 Project Company, LLC.
8.	SREC transfer Agreement, dated as of June 11, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Financing V, LLC.
9.	Master SREC Purchase and Sale Agreement, dated as of June 11, 2018, by and between Vivint Solar Financing V, LLC and Vivint Solar SREC Aggregator, LLC.
10.	Master SREC Purchase and Sale Agreement, dated as of June 11, 2018, by and between Vivint Solar Financing V, LLC and Vivint Solar SREC Financing, LLC.

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11.	REC Purchase Agreement, dated as of May 30, 2017, by and between Vivint Solar SREC Financing, LLC and Vivint Solar Fund 22 Project Company, LLC.
12.	Master SREC Purchase and Sale Agreement, dated as of June 11, 2018, by and between Vivint Solar Financing IV, LLC and Vivint Solar SREC Aggregator, LLC.
13.	Master SREC Purchase and Sale Agreement, dated as of June 11, 2018, by and between Vivint Solar Financing IV, LLC and Vivint Solar SREC Financing, LLC.
14.	REC Purchase Agreement, dated as of October 3, 2012, by and between Vivint Solar Developer, LLC and Vivint Solar Margaux Owner, LLC.
15.	REC Purchase Agreement, dated as of June 28, 2013, between Vivint Solar Developer, LLC and Vivint Solar Fund III Owner, LLC.
16.	REC Purchase Agreement, dated as of April 29, 2014, by and between Vivint Solar Developer, LLC and Vivint Solar Nicole Owner, LLC.
17.	Master SREC Purchase and Sale Agreement, dated as of January 5, 2017, between Vivint Solar SREC Guarantor III, LLC and Vivint Solar SREC Financing, LLC.
18.	Master SREC Purchase and Sale Agreement, dated as of January 5, 2017, between Vivint Solar SREC Guarantor III, LLC and Vivint Solar SREC Aggregator, LLC.

Third Party SREC Contracts

1.	Master Renewable Energy Certificate Purchase and Sale Agreement, dated as of July 20, 2016, between DTE Energy Trading, Inc. and Vivint Solar SREC Financing, LLC.
2.

Transaction Confirmation, dated as of October 18, 2016, between DTE Energy Trading, Inc. and Vivint Solar SREC Financing, LLC, with a Trade Date of October 7, 2016, and Transaction Reference numbers 5975456, 5975457, 5975458, 5975463, 5975461, 5975462, 5975464, 5975468, 5975473, 5975475, 5975477, and 5975479.

3.

Transaction Confirmation, dated as of October 21, 2016, between DTE Energy Trading, Inc. and Vivint Solar SREC Financing, LLC, with a Trade Date of October 13, 2015, and Transaction Reference numbers 5839100, 5839101, 5839102 and 5839103.

4.	Guaranty Agreement, dated as of August 11, 2016, by DTE Energy Company in favor of Vivint Solar SREC Financing, LLC, as amended by Amendment No. 1 to Guaranty Agreement, dated as of October 14, 2016.
5.	Confirmation, dated as of July 19, 2016, between BP Energy Company and Vivint Solar SREC Financing, LLC (NJ: BP Ref. No. 167990 / Trade Id. – 5060636).
6.	Guaranty Agreement, dated as of July 20, 2016, made by BP Corporation North America Inc. in favor of Vivint Solar SREC Financing, LLC.
7.	Master Renewable Energy Certificate Purchase and Sale Agreement, dated as of December 17, 2015, between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC (as

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successor-in-interest to Vivint Solar Developer, LLC pursuant to the Assignment, Assumption, and Amendment Agreement (“DTE Amendment”), dated as of July 20, 2016, among Vivint Solar Developer, LLC, Vivint Solar SREC Aggregator, LLC, and DTE Energy Trading, Inc.).

8.

Transaction Confirmation, dated as of October 18, 2016, between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC, with a Trade Date of October 7, 2016 and Transaction Reference numbers 5975459, 5975460, 5975465, 5975466, 5975467, 5975469, 5975470, 5975471, 5975476, 5975478, 5975480, and 5975481.

9.

Transaction Confirmation, dated as of June 5, 2018, between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC, with a Trade Date of June 5, 2018, and Transaction Reference numbers 5329755, 5329757, 5329759, 5329761 and 5329763.

10.	Guaranty Agreement, dated as of August 11, 2016, by DTE Energy Company in favor of Vivint Solar SREC Aggregator, LLC, as amended by Amendment No. 1 to Guaranty Agreement, dated as of October 14, 2016.
11.

Agreement for Purchase and Sale of Renewable Energy Certificates, dated as of June 5, 2018 (with RECs split out from a REC Transaction Confirmation with a Trade Date of October 13, 2015), between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC, with original Transaction Reference numbers 5329761 and 5329763, which are split out on June 5, 2018.

12.	Guaranty Agreement, dated as of June 5, 2018, by DTE Energy Company in favor of Vivint Solar SREC Aggregator, LLC.
13.

Agreement for Purchase and Sale of Renewable Energy Certificates, dated as of February 6, 2018, between DTE Energy Trading, Inc. and Vivint Solar SREC Aggregator, LLC, with Transaction Reference number 20171016-6605663.

14.	Guaranty Agreement, dated as of February 8, 2018, by DTE Energy Company in favor of Vivint Solar SREC Aggregator, LLC.
15.

Agreement for Purchase and Sale of Renewable Energy Certificates, dated as of February 6, 2018, between DTE Energy Trading, Inc. and Vivint Solar SREC Financing, LLC, with Transaction Reference number 20171016-6605657.

16.	Guaranty Agreement, dated as of February 8, 2018, by DTE Energy Company in favor of Vivint Solar SREC Financing, LLC.
17.	Confirmation, dated as of July 19, 2016, between BP Energy Company and Vivint Solar SREC Aggregator, LLC (NJ: BP Ref. No. – 167989 / Trade Id. – 5060637).
18.	Guaranty Agreement, dated as of July 20, 2016, made by BP Corporation North America Inc. in favor of Vivint Solar SREC Aggregator, LLC.
19.	Confirmation, dated as of May 1, 2020, by and between BP Energy Company and Vivint Solar SREC Aggregator, LLC.
20.	Confirmation, dated as of May 1, 2020, by and between BP Energy Company and Vivint Solar SREC Financing, LLC.

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21.

Master Renewable Energy Certificate Purchase and Sale Agreement, dated as of April 2, 2018, by and between Direct Energy Business Marketing, LLC and Vivint Solar SREC Aggregator, as supplemented by Transaction Confirmation, dated as of April 30, 2018.

22.

Master Renewable Energy Certificate Purchase and Sale Agreement, dated as of April 2, 2018, by and between Direct Energy Business Market, LLC and Vivint Solar SREC Financing, LLC, as supplemented by Transaction Confirmation, dated as of April 30, 2018.

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Schedule 6.01(o)

Borrower Account

Account Title	Account Number	Bank
Vivint Solar Financing Holdings 2 Borrower, LLC	[***]	KeyBank National Association

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Schedule 6.02(e)

Permitted Investments

None.

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Schedule 6.02(i)

Transactions with Affiliates

None.

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Schedule 6.02(j)

Limitations on Dividends and Other Payment Restrictions

None.

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EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of ____________ __, 20__ between ________ (“Assignor”) and _____________ (“Assignee”).  Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

I.In accordance with the terms and conditions of Section 9.07 of the Loan Agreement, the Assignor hereby irrevocably sells, transfers, conveys and assigns without recourse, representation or warranty (except as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Commitments and the Loans as specified on Annex I.

II.The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

III.The Assignee (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Loan Agreement, is not a Disqualified Institution [and is an Eligible Assignee];1 (d) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue

[1]	Insert if any unfunded Commitment is being assigned.

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Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

IV.Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Agents for recording by the Administrative Agent.  The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been consented to by the Collateral Agent (and the Borrower if required by the Loan Agreement) and recorded in the Register by the Administrative Agent, (c) the date of receipt by the Collateral Agent of a processing and recordation fee in the amount of $5,0002, (d) the settlement date specified on Annex I, and (e) the receipt by Assignor of the Purchase Price specified in Annex I.

V.As of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

VI.Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

VII.THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

VIII.EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IX.This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Assignment Agreement

[2]	The payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender.

737240988

by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[Remainder of page left intentionally blank.]

737240988

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:
Date:

[ASSIGNEE]

By:
Name:
Title:
Date:

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ACCEPTED AND CONSENTED TO this __ day of , 20__

BID ADMINISTRATOR LLC,
as Administrative Agent

By:
Name:
Title:

[VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC,
as Borrower

By:
Name:
Title:]3

[3]	The Borrower’s consent is not required if an Event of Default shall have occurred or be continuing.

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ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

I.	Borrower: Vivint Solar Financing Holdings 2 Borrower, LLC
II.	Name and Date of Loan Agreement:

Loan Agreement, dated as of May 27, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Loan Agreement”), by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), BID Administrator LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

III.	Date of Assignment Agreement:
IV.	Amount of Commitment Assigned:$
V.	Amount of Loan Assigned:$
VI.	Purchase Price:$
VII.	Settlement Date:
VIII.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Assignee:	Assignor:

Attn:	Attn:
Fax No.:	Fax No.:
Bank Name:	Bank Name:
ABA Number:	ABA Number:

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Account Name:	Account Name:
Account Number:	Account Number:
Sub-Account Name:	Sub-Account Name:
Sub-Account Number:	Sub-Account Number:
Reference:	Reference:
Attn:	Attn:

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EXHIBIT B

FORM OF NOTICE OF BORROWING

___________, 20__4

BID Administrator LLC, as Administrative Agent
c/o Brookfield Asset Management, Inc.

Brookfield Place
250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

with a copy to:

BID Administrator LLC, as Administrative Agent
c/o Brookfield Asset Management, Inc.

Brookfield Place
250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Email: [***]

Ladies and Gentlemen:

The undersigned, Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), (i) refers to the Loan Agreement, dated as of May 27, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Loan Agreement”), by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), BID Administrator LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns, the “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”) and (ii) hereby gives you notice pursuant to Section 2.02 of the Loan Agreement that the undersigned hereby requests a Loan under the Loan Agreement (the “Proposed Loan”), and in connection therewith sets forth below the information relating to such Proposed Loan as required by Section 2.02 of the Loan Agreement.  All capitalized

[4]

This notice shall be delivered (i) at least three Business Days prior to the Closing Date, with respect to the Loans to be borrowed on the Closing Date and (ii) not later than 1:00 PM (New York City time) four Business Days prior to the proposed date for borrowing of Loans on any Funding Date after the Closing Date.

terms used but not defined herein have the same meanings herein as set forth in the Loan Agreement.

A.	The Funding Date of the Proposed Loan is [__].[5]
B.	The aggregate principal amount of the Proposed Loan is $[__].[6]
C.	The proceeds of the Proposed Loan are to be disbursed pursuant to the instructions set forth on Exhibit A attached hereto.

[SIGNATURE PAGE FOLLOWS]

[5]	The Funding Date shall occur during the Availability Period and shall not occur more than once in any 90-day period after the Closing Date.
[6]

The Proposed Loan shall be made in a minimum amount of $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof; provided that the final borrowing of Loans may be in an amount up to the then-remaining Delayed Draw Commitment.

Very truly yours,

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC,
as Borrower

By:
Name:
Title:

(I)

EXHIBIT A WIRING INSTRUCTIONS

Payee	Wiring Instructions
__________________	Bank: City/State: ABA: Account: Ref:

EXHIBIT C

FORM OF NOTE

New York, New York

[___________], 20[__]

For value received, the undersigned, VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC, a Delaware limited liability company (“Borrower”), unconditionally promises to pay to [_______________], or its permitted assigns (the “Lender”), the principal amount of [__________________ DOLLARS ($__________)], or if less, the aggregate unpaid and outstanding principal amount of this Note advanced by the Lender to Borrower pursuant to that certain Loan Agreement, dated as of May 27, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, the lenders from time to time party thereto and BID Administrator LLC, as administrative agent (the “Administrative Agent”) and as collateral agent, and all other amounts owed by Borrower to the Lender hereunder.

Payments of principal of, and interest on, this Note and any Applicable Prepayment Premium are to be made to the Administrative Agent, for the account of the Lender, in lawful money of the United States of America.

This is one of the Notes referred to in Section 2.03 (Repayment of Loans; Evidence of Debt) of the Loan Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof. Capitalized terms used and not defined herein shall have the meanings set forth in Section 1.01 (Definitions) of the Loan Agreement.

This Note is made in connection with and is secured by, among other instruments, the provisions of the Security Documents. Reference is hereby made to the Loan Agreement and the Security Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Loan Agreement, and such principal amount may be prepaid along with any Applicable Prepayment Premium, where applicable, solely in accordance with the Loan Agreement.

Borrower authorizes the Lender to record on the schedule annexed to this Note the date and amount of each Loan made by the Lender and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the accuracy of the matters noted. Borrower further authorizes the Lender to attach to and make a part of this Note continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Loan Agreement, and Borrower agrees to pay any Applicable Prepayment Premium, other fees and costs as stated in the Loan Agreement at the times specified in, and otherwise in accordance with, the Loan Agreement.

If any payment due on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the next succeeding Business Day, in accordance with the Loan Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note, along with any Applicable Prepayment Premium determined in respect of such amounts, may become or be declared to be immediately due and payable as provided in the Loan Agreement and other Loan Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the interpretation or enforcement of this Note, at the times specified in, and otherwise in accordance with, the Loan Agreement.

Except as permitted by the Loan Agreement, this Note or the indebtedness evidenced hereby may not be assigned by Lender to any other Person. Transfer of this Note may be effected only by a surrender of the Note by Lender and either reissuance of the Note or issuance of a new Note by the Borrower to the new lender.

THIS NOTE SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC,

a Delaware limited liability company

By:________________________

Name:

Title:

Date	Advance	Prepayment or Repayment	Outstanding Balance

I.

EXHIBIT D

FORM OF QUARTERLY COMPLIANCE CERTIFICATE

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC

BID Administrator LLC, as Administrative Agent

c/o Brookfield Asset Management, Inc.

Brookfield Place

250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

with a copy to:

BID Administrator LLC, as Administrative Agent

c/o Brookfield Asset Management, Inc.

Brookfield Place

250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

Re:	Quarterly Compliance Certificate dated ______________ __, 20__

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of May 27, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Loan Agreement”), by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), BID Administrator LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).  Capitalized terms used in this Quarterly Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to the terms of the Loan Agreement, the undersigned Authorized Officer of the Borrower hereby certifies that:

I.[The financial statements of Borrower and its Subsidiaries furnished pursuant to Section [6.01(a)(i)][6.01(a)(ii)] of the Loan Agreement fairly present, in all material respects, the financial position of Borrower and its Subsidiaries as of the end of the period covered by such financial statements and the results of operations and cash flows of Borrower and its Subsidiaries for such period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Borrower and its Subsidiaries furnished to the Administrative Agent or publicly available, subject to the absence of footnotes and normal year-end adjustments.]7

II.I have reviewed the provisions of the Loan Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review of the condition and operations of Borrower and its Subsidiaries during the period covered by the financial statements delivered pursuant to Section [6.01(a)(i)][6.01(a)(ii)] of the Loan Agreement with a view to determining whether Borrower and its Subsidiaries were in compliance with all of the provisions of the Loan Agreement and the other Loan Documents during such period.

III.Such review has not disclosed the existence during such period, and I have no knowledge of the occurrence and continuance during such period, of a Default or Event of Default, except as listed on Schedule 1 hereto, describing the nature and period of existence thereof and the action Borrower and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

[7]	Insert if this certificate is delivered with the financial statements required by Section 6.01(a)(i) of the Loan Agreement.

IN WITNESS WHEREOF, this Quarterly Compliance Certificate is executed by the undersigned this __________ day of _____________ 20__.

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC

By:

Name:

Title:

SCHEDULE 1

Default or Event of Default

[See Attached]

EXHIBIT E

FORM OF LTV COMPLIANCE CERTIFICATE

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC

BID Administrator LLC, as Administrative Agent

c/o Brookfield Asset Management, Inc.

Brookfield Place

250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

with a copy to:

BID Administrator LLC, as Administrative Agent

c/o Brookfield Asset Management, Inc.

Brookfield Place

250 Vesey Street

New York, NY 10281-1023

Attn: [***]

Facsimile: [***]

Email: [***]

Re:	LTV Compliance Certificate dated ______________ __, 20__

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of May 27, 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Loan Agreement”), by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”), BID Administrator LLC, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).  Capitalized terms used in this LTV Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to the terms of the Loan Agreement, the undersigned Authorized Officer of the Borrower hereby certifies that:

I.Set forth on Schedule 1 hereto are the calculations required to establish compliance with each of the financial covenant contained in Section 6.03(a) of the Loan Agreement.

II.Delivered herewith is an Updated Financial Model.

IN WITNESS WHEREOF, this LTV Compliance Certificate is executed by the undersigned this _____ day of ____________ 20__.

VIVINT SOLAR FINANCING HOLDINGS 2 BORROWER, LLC

By:

Name:

Title:

SCHEDULE 1

Financial Covenant Calculations

[See Attached]

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of May 27, 2020, by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and BID Administrator LLC, as Administrative Agent and Collateral Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).  Pursuant to the provisions of Section 2.07(d)(ii)(B) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF FOREIGN LENDER]

By:

Name:

Title:

Date: ________ __, ____

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of May 27, 2020, by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and BID Administrator LLC, as Administrative Agent and Collateral Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).  Pursuant to the provisions of Section 2.07(d)(ii)(B) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, ____

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of May 27, 2020, by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and BID Administrator LLC, as Administrative Agent and Collateral Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).  Pursuant to the provisions of Section 2.07(d)(ii)(B) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, ____

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships
For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of May 27, 2020, by and among Vivint Solar Financing Holdings 2 Borrower, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and BID Administrator LLC, as Administrative Agent and Collateral Agent (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”).  Pursuant to the provisions of Section 2.07(d)(ii)(B) of the Loan Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: ________ __, ___

EXHIBIT G-1

FORM OF ASSET AND COLLECTIONS REPORT

(See attached.)

EXHIBIT G-2

FORM OF DELINQUENCY EMAIL

(See attached.)